UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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UNION BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Union Bankshares Corporation
Richmond, Virginia
March 23, 2016

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union Bankshares Corporation. The meeting will be held on Tuesday, May 3, 2016 at 10:00 a.m. at The Boar’s Head, which is located at 200 Ednam Drive, Charlottesville, Virginia. Directions to the meeting site may be found on the final page of the attached proxy statement.

Shareholders will be asked:

1.	to elect five Class II directors to serve until the 2019 annual meeting of shareholders;
2.	to elect one Class I director to serve until the 2018 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;
4.	to hold an advisory (non-binding) vote on executive compensation; and
5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

You will find information regarding these matters in the proxy statement.

You may vote your shares by Internet, telephone or regular mail, or in person at the Annual Meeting. On or about March 23, 2016, we mailed our shareholders a notice containing instructions on how to obtain the proxy statement and the 2015 Annual Report on Form 10-K on the Internet and how to vote their shares over the Internet. You may read, print and download the proxy statement and 2015 Annual Report on Form 10-K at http://www.edocumentview.com/UBSH. You may request paper copies of these materials as well by following the instructions on the notice. If you receive a proxy card, it also contains instructions regarding how to vote by Internet, telephone, regular mail or in person at the Annual Meeting.

At the Annual Meeting, we also will report to you about the condition and performance of Union Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. We hope you will join us at the reception following the meeting.

Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty.

Very truly yours,

G. William Beale
President and Chief Executive Officer

Union Bankshares Corporation

1051 East Cary Street, Suite 1200
Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Union Bankshares Corporation (the “Company”) will be held on Tuesday, May 3, 2016 at 10:00 a.m. at The Boar’s Head, 200 Ednam Drive, Charlottesville, Virginia, for the following purposes:

1.	to elect five Class II directors to serve until the 2019 annual meeting of shareholders;
2.	to elect one Class I director to serve until the 2018 annual meeting of shareholders;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;
4.	to hold an advisory (non-binding) vote on executive compensation; and
5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Information about these matters may be found in the attached proxy statement.

All shareholders of record of the Company’s common stock at the close of business on March 9, 2016 are entitled to notice of and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE BY SUBMITTING YOUR PROXY.

YOU MAY SUBMIT YOUR PROXY AND VOTE YOUR SHARES BY EXECUTING AND RETURNING THE PROXY CARD AS DIRECTED ON THE PROXY CARD OR BY VOTING BY TELEPHONE OR OVER THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS RECEIVED IN THE MAIL.

IF YOU DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

If your shares of the Company’s common stock are held by a broker, bank or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the holder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the holder of record how to vote your shares. Check the information forwarded by the holder of record to see which voting methods are available to you. If you plan to vote in person at the Annual Meeting and your shares are held by your bank, broker or other holder of record, you will need to contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares.

By Order of the Board of Directors,

Rachael R. Lape
Senior Vice President/General Counsel/Corporate Secretary
March 23, 2016

UNION BANKSHARES CORPORATION
PROXY STATEMENT

i

Union Bankshares Corporation

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2016

GENERAL

The Board of Directors of Union Bankshares Corporation (the “Company”) is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2016 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The 2016 Annual Meeting of Shareholders of the Company will be held on Tuesday, May 3, 2016 at the time and place set forth in the accompanying notice of annual meeting of shareholders. The proxies also may be voted at any adjournments or postponements of such meeting.

The mailing address of the Company’s principal executive offices is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

This proxy statement is being furnished to shareholders beginning on March 23, 2016. In accordance with Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this proxy statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive printed copies of the proxy statement; instead, most shareholders will receive the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2016 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote shares online. The Notice of Internet Availability was first mailed to shareholders on March 23, 2016. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Shareholders to be held on May 3, 2016

    A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, including the notice of annual meeting, proxy statement, proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2015, may be viewed at: http://www.edocumentview.com/UBSH.

Voting and Revocation of Proxies

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked prior to the completion of voting at the Annual Meeting. Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and voting in person, by submitting a new proxy bearing a later date, or by written notice to the Corporate Secretary. Proxies will extend to, and will be voted at, any adjournments or postponements of the Annual Meeting.

If you hold your shares through a bank, broker or other custodian, then that organization is considered the shareholder of record and the shares are considered held in “street name.” The Company provided its proxy materials to the holder of record for distribution to you along with their voting instructions. As the beneficial owner of the shares, you have the right to direct the holder of record how to vote your shares. If your shares are held through a bank, broker or other holder of record and you plan to vote in person at the Annual Meeting, you should contact that organization to obtain a legal proxy or broker’s proxy card and bring it to the meeting as proof of your authority to vote the shares. If your shares are held through a bank, broker or other holder of record and you wish to revoke your proxy or change your vote, you should contact that organization.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on March 9, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 9, 2016, there were 43,920,776 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each shareholder of record of the Company’s common stock on the record date will be entitled to one vote for each share registered in his or her name with respect to each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the six nominees who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, even if less than a majority, will be elected directors; therefore, votes withheld and “broker non-votes” will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (including the non-binding advisory vote to approve executive compensation and the ratification of the Company’s independent registered public accountant) requires an affirmative vote of a majority of the votes cast on the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining whether such a matter has been approved, and therefore will have no effect.

Routine and Non-Routine Proposals

If you own shares that are held in street name, meaning through a broker, bank, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote your shares with respect to “routine” matters but cannot vote on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 3. The election of five Class II directors (Proposal No. 1), the election of one Class I director (Proposal No. 2) and the non-binding advisory vote regarding the Company’s executive compensation (Proposal No. 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters, and therefore broker non-votes may occur in connection with Proposals No. 1, 2 or 4.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Board of Directors by mail and electronic notice and access to the Internet. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. The Company engaged Regan & Associates, Inc. to assist the Company in the solicitation of proxies for the Annual Meeting for a fee of approximately $12,000 plus expenses.

ELECTION OF FIVE CLASS II DIRECTORS — PROPOSAL 1

The Company’s Board of Directors is divided into three classes (I, II and III).

The terms of office for five Class II directors of the Company will expire at the Annual Meeting. All such directors have been nominated for election to continue serving as directors in Class II. If elected, the nominees will serve until the 2019 annual meeting of shareholders or his or her mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier.

The Company’s Bylaws provide that the Board of Directors may determine certain directors to be exempt from the mandatory retirement date provision in the Company’s Bylaws. Tayloe Murphy, a Class II nominee for director, is the only director exempt from such provision. If elected, Mr. Murphy will serve until the 2019 annual meeting of shareholders.

On January 28, 2016, the Board amended the Company’s Bylaws to change the mandatory retirement age for directors from 70 to 72. As a result of the amendment, no director may serve on the Board of Directors after the annual meeting following his or her 72nd birthday, other than those directors the Board has determined to be exempt from the mandatory retirement provision. The Board believes the increase of the mandatory retirement age from 70 to 72 will prevent the unnecessarily early retirement of valuable, experienced directors with deep knowledge of the operations of the Company and a thorough understanding of the Company’s history, policies and objectives, thereby allowing the Company to be more competitive.

The persons named in the accompanying proxy will vote for the election of all of the nominees for Class II director named below unless authority for a nominee is withheld. If for any reason any person named as a nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The nominees for Class II directors receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, will be elected.

Members of the Company’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence, and background.

The Board of Directors believes that each nominee’s qualifications, credentials and business experience, set forth below, provide the reasons why he or she should continue to serve as a director of the Company.

Class II Nominees for Directors (Nominated to serve until the 2019 annual meeting of shareholders or the director’s mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier):

L. Bradford Armstrong, 68, Richmond, Virginia; President of Armstrong Partners; Adjunct Faculty at VCU Brandcenter; former Partner and Group Account Director of The Martin Agency, an international advertising agency and marketing services company, from 2007 to 2015 and from 1994 to 2001; President and Chief Executive Officer of Virginia Performing Arts Foundation, from 2001 to 2006; extensive experience in sales and marketing for more than 35 years; received his B.S. degree in engineering from the University of Virginia and his M.B.A. from its Darden Graduate School of Business. Mr. Armstrong joined the Company’s Board of Directors in 2010.

Glen C. Combs, 69, Roanoke, Virginia; retired; former Vice President of Acosta, Inc., a sales, marketing, and service company for grocery retailers; former President of M&M Brokerage, a food brokerage company that was acquired by Acosta Sales; serves on the boards of several non-profit organizations in the Roanoke, Virginia region; Chairman of the Compensation Committee of Friendship Manor, the largest nursing home in Virginia; serves on the Corporate Governance and Nominating Committee for Petroleum Marketers, a large distributor of petroleum products in Virginia; former member of the Board of Directors of StellarOne Bank; received his degree in business administration from Virginia Polytechnic Institute and State University (“Virginia Tech”). Mr. Combs joined the Company’s Board of Directors in January 2014.

Daniel I. Hansen, 59, Fredericksburg, Virginia; Corporate Vice President and Corporate Secretary of DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency, for 37 years, until the sale of the business in November 2015; Chairman of the Board of Directors of Union Bank and Trust Company from 2003 to 2007; first elected to the Board of Directors of Union Bank and Trust Company in 1987; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.S. degree from Virginia Tech. Mr. Hansen joined the Company’s Board of Directors in 2007.

Jan S. Hoover, 59, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 30 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under SEC regulations; former member of the Board of Directors of StellarOne Bank; received her B.S. degree from the University of Virginia. Ms. Hoover joined the Company’s Board of Directors in January 2014.

W. Tayloe Murphy, Jr., 83, Warsaw, Virginia; Attorney; Secretary of Natural Resources of the Commonwealth of Virginia from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Board of Directors of Northern Neck State Bank in 1966; serves on the Board of Trustees of The Menokin Foundation (Immediate Past President) and the Virginia Commonwealth University (“VCU”) Rice Rivers Center; Honorary Director of the Board of the Alliance for The Chesapeake Bay; former trustee of the Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia. Mr. Murphy joined the Company’s Board of Directors at its inception in 1993.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTIONS OF THE NOMINEES SET FORTH ABOVE.

ELECTION OF ONE CLASS I DIRECTOR — PROPOSAL 2

The term of office for one Class I director of the Company, Raymond L. Slaughter, will expire at the Annual Meeting. At the annual meeting of the Company’s shareholders held on April 21, 2015, Mr. Slaughter was elected to a one-year term in accordance with the Company’s Bylaws as in effect at that time. Mr. Slaughter has been nominated for election to continue serving as a director in Class I in connection with the change of the mandatory retirement age of directors from 70 to 72. If elected, Mr. Slaughter will serve until the 2018 annual meeting of shareholders or his mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier. His term of office will be commensurate with the terms of all Class I directors. No other Class I director’s term expires at the Annual Meeting.

The Board of Directors believes that Mr. Slaughter’s qualifications, credentials and business experience, set forth below, provide the reasons why he should continue to serve as a director of the Company.

The persons named in the accompanying proxy will vote for the election of Mr. Slaughter unless authority for the nominee is withheld. If for any reason Mr. Slaughter should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The nominee for Class I director receiving the greatest number of affirmative votes cast, in person or by proxy, at the Annual Meeting, will be elected.

Class I Nominee for Director (Nominated to serve until the 2018 annual meeting of shareholders or the director’s mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier):

Raymond L. Slaughter, 70, Woodford, Virginia; Associate Professor of Accounting at the University of Richmond since 1977; attorney and certified public accountant; Chairman of the Board of Directors of Employment Resources, Inc.; member of the Board of Trustees for Mary Washington Healthcare from 2005 to 2014; member of the Board of Directors of Union Bank & Trust, formerly known as Union First Market Bank (“Union Bank & Trust” or the “Bank”), the Company’s wholly owned bank subsidiary, from 2004 to 2012; member of the Virginia Board of Accountancy from 1983 to 1988; qualifies as an audit committee financial expert under SEC regulations; also serves as a member of the Board of Directors of the Company’s affiliate,

Union Mortgage Group, Inc.; received undergraduate degrees from Kentucky State University and his law degree from Howard University School of Law; received his M.B.A. from University of Pennsylvania’s Wharton School of Finance and Commerce. Mr. Slaughter joined the Company’s Board of Directors in 2012.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF THE NOMINEE SET FORTH ABOVE.

Information About Directors Whose Terms Do Not Expire This Year

Class III Directors (Elected to serve until the 2017 annual meeting of shareholders or the director’s mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier):

G. William Beale, 66, Woodford, Virginia; Chief Executive Officer of the Company since February 2010 and President of the Company since October 2013; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; President of Union Bank & Trust, the Company’s wholly owned bank subsidiary, since January 2016; Chief Executive Officer of Union Bank & Trust since February 1, 2010; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004; Chair of the Virginia Bankers Association from 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership from 2008 to 2011; Member of the Board of Directors of the American Bankers Association since October 2010; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University. Mr. Beale joined the Board of Directors of the Company at its inception in 1993.

Gregory L. Fisher, 66, Madison, Virginia; President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; former member of the Board of Directors of StellarOne Bank; received a certification in business from the Jefferson Professional Institute. Mr. Fisher joined the Company’s Board of Directors in January 2014.

Patrick J. McCann, 59, Charlottesville, Virginia; Chief Financial Officer of University of Virginia Foundation since 2009; private investor; Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 of Barnett Banks, Inc.; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University. Mr. McCann joined the Company’s Board of Directors in 2004.

Alan W. Myers, 65, Culpeper, Virginia; retired; former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former member of the Board of Directors of StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; also serves as a member of the Board of Directors of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.A. degree in political science from Virginia Tech. Mr. Myers joined the Company’s Board of Directors in January 2014.

Linda V. Schreiner, 56, Richmond, Virginia; Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and ventures businesses since 2016; Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016; member of the Darden School of Business Corporate Advisory Board since 2014; President of ChildSavers Board of Directors since 2014 and member of that Board since 2008; member of the Executive Committee of Venture Richmond from 2006 to 2014; Vice Chairman of the Board of Directors for the VCU Rice Center until 2012 and member of that Board since 2008; Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1997 to 1999; Vice President of Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont. Ms. Schreiner joined the Company’s Board of Directors in 2012.

Raymond D. Smoot, Jr., 69, Blacksburg, Virginia; Chairman of the Board of Directors of the Company since January 2014; Retired Chief Executive Officer of the Virginia Tech Foundation, Inc.; member of the Board of Directors and Chairman of the Audit Committee of RGC Resources, Inc., a publicly traded diversified energy company; member of the Executive Committee and Chairman of the Finance Committee of Carilion Clinic, a comprehensive health care organization in western Virginia; member of the Investment Advisory Committee of Harbert Venture Partners; director of the Virginia Tech Corporate Research Center; former Chairman of the Board of Directors of StellarOne Corporation and StellarOne Bank; former Chairman of the Board of Directors of a legacy StellarOne bank; received his B.A. and M.S. degrees from Virginia Tech and a Ph.D. from The Ohio State University. Dr. Smoot joined the Company’s Board of Directors in January 2014.

Class I Directors (Elected to serve until the 2018 annual meeting of shareholders or the director’s mandatory retirement date as established by the Company’s Bylaws, whichever date is earlier):

Beverley E. Dalton, 67, Altavista, Virginia; Owner of W.C. English, Inc., a diversified heavy construction services provider in the Mid-Atlantic region; currently serving a third term on the Town Council of Altavista, Virginia; member of the Board of Trustees of Lynchburg College; member of the Board of the Virginia Baptist Foundation; member of the Board of Visitors of Virginia Tech from 2004 to 2012; former member of the Board of Directors of StellarOne Bank; received her B.A. degree in education from the University of Richmond. Ms. Dalton joined the Company’s Board of Directors in January 2014.

Thomas P. Rohman, 61, Midlothian, Virginia; Partner at McGuireWoods, LLP, a global law firm with more than 900 lawyers and 19 offices worldwide; serves on its Board of Partners; Adjunct Professor at the T. C. Williams School of Law at the University of Richmond; former Chairman of the Board of Directors of Feed More, Inc. (Central Virginia Food Bank, Meals on Wheels, and the Community Kitchen); received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. (Taxation) from the New York University School of Law. Mr. Rohman joined the Company’s Board of Directors in 2013.

Charles W. Steger, 68, Blacksburg, Virginia; president emeritus of Virginia Tech; President of Virginia Tech from 2000 to 2014; member of the Board of Directors of the National Institute of Building Sciences and Chairman of its foundation; Chairman of the Virginia Tech MARG-Swarnabhoomi, India Trust in Chennai, India; member of the Board of Trustees of Randolph-Macon College; member of the Board of Directors of the Virginia Business Higher Education Council; member of the Virginia Western Community College Educational Foundation, Inc.; former member of the Board of Directors of StellarOne Bank; Dr. Steger joined the Company’s Board of Directors in January 2014.

Ronald L. Tillett, 60, Midlothian, Virginia; Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc. since 2001; State Treasurer of the Commonwealth of Virginia from 1991 to 1996; Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001; Member of the Board of Visitors, Christopher Newport University since 2012; member of the Board of Directors of Bon Secours Richmond Health System since 2008; Chairman of Investment Advisory Committee, Virginia College Savings Plans, since 2008; Member of the Commonwealth Debt Capacity Advisory Committee since 2010; holds Series 7, 53, 63, 53, 50, 79 securities licenses; received his B.S. degree from VCU. Mr. Tillett joined the Company’s Board of Directors in 2003.

Keith L. Wampler, 58, Fredericksburg, Virginia; Partner at PBMares, LLP, a regional certified public accounting firm with nine offices in Virginia and Maryland; Chairman of the firm’s Board of Directors and Service Line Leader for the firm’s consulting practices; founding member of the Community Foundation of the Rappahannock River Region; former member of the Board of Directors of StellarOne Bank; received his B.S. degree from Bridgewater College. Mr. Wampler joined the Company’s Board of Directors in January 2014.

Retired Director

Ronald L. Hicks retired from the Company’s Board of Directors effective June 30, 2015 after serving as a director since 1993. For additional details regarding his retirement, please see the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2015.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — PROPOSAL 3

The Audit Committee of the Board of Directors, under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Audit Committee’s charter, has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016. The Audit Committee seeks shareholder ratification of this appointment. EY has served as the Company’s independent registered public accounting firm since 2015.

A representative from EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm.

Should the shareholders not ratify the selection of EY, it is contemplated that the appointment of EY will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2016.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION — PROPOSAL 4

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), pursuant to applicable rules, the SEC requires a separate and advisory (non-binding) shareholder vote to approve the compensation of the named executive officers in the proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2011 annual meeting of shareholders, the shareholders voted in favor of having an advisory (non-binding) vote on executive compensation every year, as recommended by the Company’s Board of Directors. Accordingly, shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as described in this proxy statement under the heading “Compensation Discussion and Analysis” and the tabular disclosure of named executive officers compensation and the related material. Shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

This is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions. The next “say on pay” vote will take place at the 2017 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL OF THE “SAY ON PAY” RESOLUTION SET FORTH ABOVE.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines and other corporate governance materials are published on the Company’s website under “Governance Documents” at http://investors.bankatunion.com. The Corporate Governance Guidelines address, among other things, director selection, qualifications and responsibilities, director compensation, director independence, director orientation and continuing education, annual self-assessments of the Board, director investment in the Company’s common stock, Board committees, and risk oversight. The Board regularly reviews corporate governance developments and may modify these guidelines as warranted. Any modifications will be reflected in the Corporate Governance Guidelines on the Company’s website.

Codes of Ethics

The Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) promotes honest and ethical conduct within the Company and applies to the Company’s directors, officers, and employees. The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws, rules and regulations, and conduct business in an honest and ethical manner. In addition, the Code of Ethics requires individuals to report immediately any violation or suspected violation of the Code of Ethics and provides a confidential, retaliation-free reporting mechanism.

The Company also maintains a Code of Ethics for Senior Financial Officers and Directors (the “SFO Code”) that applies to the Company’s directors, chief executive officer, chief financial officer, director of financial reporting, director of financial accounting, assistant controller, chief audit executive and treasurer. The SFO Code supplements the Code of Ethics and is intended to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations by individuals with financial responsibilities in the Company.

The Company makes the most current versions of the Code and the SFO Code available to all employees and requires all employees to adhere to them.

The Code of Ethics and the SFO Code are available on the Company’s website under “Governance Documents” at http://investors.bankatunion.com.

Board of Directors Meetings and Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board of Directors, committee, and shareholder meetings.

There were eight regular meetings of the Board of Directors in 2015. Each director attended 75% or more of the aggregate number of meetings of (i) the Board of Directors held during the period for which he or she was a director in 2015; and (ii) the committees of the Board of Directors of which he or she was a member in 2015. Fees were paid to the non-employee directors in accordance with the Company’s director compensation schedule. Please see the section of this proxy statement titled “Director Compensation” for additional information regarding compensation of directors.

The Company’s Corporate Governance Guidelines state that directors are expected to attend the Annual Meeting. All directors who were serving at the time of the 2015 Annual Meeting of Stockholders attended that meeting other than Jan Hoover, who was absent due to a family medical emergency.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board conducts a review of director independence annually with the assistance of the Nominating and Corporate Governance Committee. Each director, other than Mr. Beale, has been deemed by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). Mr. Hicks, who retired effective June 30, 2105, also was deemed an “independent director” under the NASDAQ rule. In making the determination of independence, the Board of Directors has concluded that none of these “independent directors” has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In 2015, the Board reviewed a proposed arrangement between Mr. Hansen and Bankers Insurance, L.L.C. (“BI”), an entity in which Union Bank & Trust, the Company’s wholly owned bank subsidiary, owns a non-controlling interest, to determine whether Mr. Hansen could remain an “independent director” under the NASDAQ rule if he entered into the arrangement. Following discussion by the Board, Mr. Hansen informed the Board of his decision not to enter into the arrangement with BI; therefore, the Board continues to consider Mr. Hansen to be “independent” under the applicable NASDAQ rule.

Board Leadership Structure

The Board considers its structure and leadership annually. Although the Board does not have a policy on the matter, to date, the Company has chosen not to combine the positions of Chief Executive Officer (“CEO”) and Chairman of the Board. The Chairman of the Board is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. The Company believes that its leadership structure is appropriate because it fosters a certain degree of control and balanced oversight of the management of the Board’s functions and decision making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.

The CEO makes frequent reports to the Board of Directors, often at the suggestion of the Chairman or other directors. He also discusses with the Board of Directors the reasons for certain recommendations of the Company’s executive management group.

Beginning August 2015, all of the members of the Board of Directors of the Company also serve as members of the Board of Directors of Union Bank & Trust, the Company’s wholly owned bank subsidiary.

Role of the Board in the Oversight of Risk

The Company’s Board of Directors recognizes that the Board plays a critical role in the oversight of risk. As a financial institution, the very nature of the Company’s business involves the oversight of the Company’s management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks.

The Risk Committee of the Board of Directors is responsible for assisting the Board in its oversight of these risks and for overseeing the Company’s enterprise risk management framework. Although risk management is primarily the responsibility of the Company’s management, the Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. The Risk Committee also meets with the Chief Risk Officer and other management of the Company to discuss major risk exposures. Minutes and reports of Risk Committee meetings are reviewed by the Board. The Chief Risk Officer implements the risk management framework. The Chief Risk Officer is an executive officer reporting to the CEO.

In addition to the efforts of the Risk Committee, other committees of the Board of Directors consider risk within their areas of responsibility. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the Company’s major financial risk exposures and the procedures utilized by management to monitor and control such exposure. The Compensation Committee oversees the risks relating to compensation plans and programs.

The Company believes that its risk oversight structure provides a critical link to providing an effective risk management program. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

Board Committees

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Brief summaries of these standing committees follow.

Executive Committee.  The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board of Directors, except for certain matters reserved to the Board of Directors by law. Mr. Beale serves as Chairman of the Executive Committee because of his day-to-day management responsibilities; however, he confers with the Chairman of the Board of Directors to identify issues that require either the involvement of the Executive Committee or the full Board of Directors during interim periods between regularly scheduled Board of Directors meetings. Mr. Beale is well suited to convene such meetings with proper notices in an expeditious and efficient manner. Other than Mr. Beale, the current members of the Executive Committee are, and the members who served on the Executive Committee during 2015 were, “independent directors” as defined by applicable NASDAQ rules. There were twelve meetings of the Executive Committee in 2015; fees were paid to the non-employee directors who attended these meetings in accordance with the Company’s director compensation fee schedule. The Executive Committee is governed by a written charter approved by the Board of Directors. The Executive Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Audit Committee.  The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, engages the independent registered public accounting firm, approves the scope of the independent registered public accountants’ audit, reviews the reports of examination by the regulatory agencies, the independent registered public accountants, and the Company’s internal auditors, and issues its reports to the Board of Directors. The current members of the Audit Committee are, and the members who served on the Audit Committee during 2015 were, “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. McCann, Ms. Hoover, and Mr. Slaughter each qualify as an audit committee financial expert as defined by SEC regulations. All Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met eight times in 2015; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Compensation Committee.  The Compensation Committee reviews and recommends the compensation to be paid to the CEO and the other named executive officers of the Company, and reviews and complies with compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules. The Compensation Committee also reviews, approves, and administers all incentive compensation plans for the benefit of persons eligible to participate in such plans. The current members of the Compensation Committee are, and the members who served on the Compensation Committee during 2015 were, “independent directors” as defined by applicable NASDAQ rules. The Compensation Committee met ten times in 2015; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Risk Committee.  The Risk Committee assists the Board of Directors in the Board’s oversight of the Company’s management of financial, operational, information technology (including “cyber” risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks. The Risk Committee also oversees the Company’s enterprise risk management framework. The current members of the Risk Committee are, and the members who served on the Risk Committee during 2015 were, “independent directors” as defined by applicable NASDAQ rules. The Risk Committee met eight times in 2015; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Risk Committee is governed by a written charter approved by the Board of Directors. The Risk Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Nominating and Corporate Governance Committee.  The primary purpose of the Nominating and Corporate Governance Committee is to evaluate and recommend individuals as nominees for election or reelection to the Board of Directors of the Company. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background, conducting interviews as it deems appropriate. The Nominating and Corporate Governance Committee also monitors the composition of the Board of Directors to ensure that it has the appropriate experience, skill sets and diversity, oversees the conduct of Board and committee self-assessments, assists the Board in assessing director independence and provides guidance to the Board of Directors on a broad range of corporate governance issues. The current members of the Nominating and Corporate Governance Committee are, and the members who served on the Nominating and Corporate Governance Committee during 2015 were, “independent directors” as defined by applicable NASDAQ rules. The Nominating and Corporate Governance Committee met seven times in 2015; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The Nominating and Corporate Governance Committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

BOARD COMMITTEE MEMBERSHIP DURING 2015(1)

Committee Member	Audit	Compensation	Executive	Nominating and Corporate Governance	Risk
L. Bradford Armstrong					✓
G. William Beale			✓(C)
Glen C. Combs		✓
Beverley E. Dalton					✓
Gregory L. Fisher				✓
Daniel I. Hansen	✓
Ronald L. Hicks*		✓	✓
Jan S. Hoover	✓ˆ				✓
Patrick J. McCann	✓(C)ˆ		✓
W. Tayloe Murphy, Jr.			✓	✓(C)
Alan W. Myers				✓
Thomas P. Rohman				✓
Linda V. Schreiner		✓
Raymond L. Slaughter	✓ˆ				✓
Raymond D. Smoot, Jr.			✓
Charles W. Steger		✓
Ronald L. Tillett		✓(C)	✓
Keith L. Wampler			✓		✓(C)

(1)	Committee appointments were effective April 2015. For committee assignments applicable during the period from January 2015 to April 2015, please refer to the Company’s 2015 Proxy Statement filed with the SEC on March 11, 2015 and available on the Company’s investor relations website at http://investors.bankatunion.com.
(C)	Committee Chair
ˆ	audit committee financial expert
*	Mr. Hicks retired from the Board of Directors on June 30, 2015.

Consideration of Board Diversity

The Nominating and Corporate Governance Committee considers diversity in assessing the composition of the Board of Directors. The Nominating and Corporate Governance Committee’s charter includes the following language:

The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics;

sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.

When considering any potential nominee to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers several factors, such as the nominee’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual resides or works.

Further, as stated in the Company’s Corporate Governance Guidelines:

Members of the Board...are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.

Shareholder Nominations

Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 23, 2016 to be considered by the Nominating and Corporate Governance Committee for the next annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee received no director candidates from any shareholder relating to the Annual Meeting.

In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s Bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered personally to, or mailed to and received at, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, on or before February 21, 2017 for the next annual election of directors.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Dr. Smoot currently serves as a director of RGC Resources, Inc., a publicly traded diversified energy company.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors under the applicable NASDAQ and SEC rules and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2015 and up to the present time, there were transactions by certain members of the Compensation Committee, or their associates, and Union Bank & Trust, the Company’s wholly owned bank subsidiary, all consisting of extensions of credit by the bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectability or presents other unfavorable features.

DIRECTOR COMPENSATION

All non-employee members of the Board of Directors of the Company receive a $25,000 annual cash retainer, paid quarterly in advance, which covers a maximum number of meetings during the year, and any non-employee director attending a meeting above the maximum is paid a per-meeting fee of $1,000. Additionally, each non-employee director receives a $25,000 annual retainer paid quarterly in advance in shares of the Company’s common stock. The Chairman of the Board of Directors and the non-employee directors serving as chairs or members of the various committees of the Board of Directors also receive additional cash retainers as described in greater detail in the director compensation table below. Mr. Beale does not receive any additional compensation above his regular salary for his service as a director or for attending any Board of Directors or committee meetings.

The following table summarizes the director compensation paid by the Company during 2015:

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
L. Bradford Armstrong(4)	33,000	25,000	—	58,000
Glen C. Combs	33,000	25,000	—	58,000
Beverley E. Dalton	35,000	25,000	—	60,000
Gregory L. Fisher	30,000	25,000	—	55,000
Daniel I. Hansen(5)(6)	40,650	22,250	—	62,900
Ronald L. Hicks(3)(7)	28,250	6,250	55,368	89,868
Jan S. Hoover	40,333	25,000	—	65,333
Patrick J. McCann	64,000	25,000	—	89,000
W. Tayloe Murphy, Jr	51,500	25,000	—	76,500
Alan W. Myers(5)	32,900	28,500	—	61,400
Thomas P. Rohman	35,000	25,000	—	60,000
Linda V. Schreiner	43,000	25,000	—	68,000
Raymond L. Slaughter(4)(5)	42,400	28,500	—	70,900
Raymond D. Smoot	75,000	25,000	—	100,000
Charles W. Steger	31,500	25,000	—	56,500
Ronald L Tillett	68,000	25,000	—	93,000
Keith L. Wampler(4)	54,500	25,000	—	79,500

(1)	Dr. Smoot received an additional $30,000 annual cash retainer for serving as the Chairman of the Board of Directors. Mr. Hicks received an additional $2,500 for serving as Vice Chairman of the Board of Directors from January through April 2015 and Mr. Tillett received an additional $5,000 for serving as Vice Chairman of the Board of Directors from May through December 2015. Mr. Tillett received an additional $10,000 annual cash retainer for serving as Chair of the Compensation Committee. Mr. McCann received an additional $15,000 annual cash retainer for serving as Chair of the Audit Committee, and each of Messrs. Murphy and Wampler received an additional $7,500 annual cash retainer for serving as Chair of the Nominating and Corporate Governance Committee and Risk Committee, respectively. Members of the Audit, Compensation and Risk Committees each received an additional $8,000 annual cash retainer and members of the Nominating and Corporate Governance Committee received an additional $5,000 annual cash retainer. Members attending Executive Committee or Succession Planning Committee (an ad hoc committee) meetings received a $1,000 per meeting fee for each meeting held during the year.

(2)	Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for the second, third and fourth quarter retainers in 2015 of $21.87, $21.61 and $23.60, respectively, paid on March 2, June 1 and September 1, 2015, respectively, were based on the Company’s common stock closing price on February 27, May 29 and August 31, 2015, respectively. The grant date per share fair value of $26.85 for the first quarter 2016 retainer (paid in advance) paid on December 1, 2015 was based on the closing price of the Company’s stock’s common stock on November 30, 2015.
(3)	Upon reaching the Normal Retirement Date, Mr. Hicks began to receive monthly compensation totaling $55,368 annually according to his supplemental compensation agreement; these payments will continue monthly until July 1, 2021.
(4)	Messrs. Armstrong, Slaughter, and Wampler elected for 2015 to defer stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company. Messrs. Armstrong and Wampler elected for 2015 to defer cash awards into the deferred compensation plan.
(5)	Messrs. Hansen, Myers and Slaughter received an additional $3,500 in stock awards as a result of service on the board of Union Mortgage Group, Inc.
(6)	Mr. Hansen elected to receive his second quarter 2015 stock retainer in cash.
(7)	Mr. Hicks retired from the Board of Directors effective June 30, 2015.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to: Union Bankshares Corporation, Attention: Corporate Secretary, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”), or to the individual director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s 2015 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on February 25, 2016. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee.

The Audit Committee considers the quality, qualification, capacity and level of service of the firm, prior to reappointment. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with registered public accountants, Ernst & Young, LLP (“EY”), as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of December 31, 2015.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, EY, with respect to the Company’s financial statements for the year ended December 31, 2015. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard 16, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Principal Accounting Fees

The Company’s independent registered public accounting firm, EY, billed the following fees for services provided to the Company for the fiscal year 2015. The Company’s previous independent registered public accounting firm, Young, Hyde & Barbour, P.C. billed the following fees for services provided to the Company during 2014:

	2015	2014
Audit fees(1)	$702,863	$495,850
Audit-related fees(2)	32,500	22,750
Tax fees(3)	142,345	—
All other fees	—	—
Total	$877,708	$518,600

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the 2015 proxy statement; the Union Mortgage Group, Inc. audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act;
(2)	Audit-related fees: Audits of employee benefit plans; audits of mortgage compliance; consultation concerning research, financial accounting, reporting standards, and other related issues.
(3)	Tax fees: No tax services are performed by EY to the Company for its Directors and Executive Officers. EY does perform tax services for certain accounts within the Trust Division.

The Audit Committee notes that EY performed no services to the Company, other than those enumerated above, for 2015. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Patrick J. McCann, Chairman
Daniel I. Hansen
Jan S. Hoover
Raymond L. Slaughter

Prior Change In Independent Registered Public Accounting Firm

On February 24, 2015, the Audit Committee approved the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The selection of EY was effective as of February 27, 2015. On February 24, 2015, the Company notified Yount, Hyde & Barbour, P.C. (“YHB”) that it had been dismissed as the Company’s independent registered public accounting firm effective as of February 27, 2015. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee.

YHB performed audits of the consolidated financial statements of the Company for the years ended December 31, 2014 and 2013. The audit reports of YHB on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. EY performed the audits of the consolidated financial statements of the Company for year ended December 31, 2015.

During the two fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, (i) there were no disagreements with YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to YHB’s satisfaction, would have caused YHB to make reference in connection to their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the SEC.

YHB has furnished a letter to the SEC dated February 27, 2015 stating that it agrees with the above statements.

During the two fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, neither the Company nor anyone on its behalf consulted EY regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the two most recent fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through February 27, 2015, neither the Company nor anyone on its behalf consulted EY regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

On February 27, 2015, the Company filed a Current Report on Form 8-K with the SEC with respect to the above referenced change in the Company’s independent registered public accounting firm.

NAMED EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”

Name (Age)	Title and Principal Occupation During at Least the Past Five Years
G. William Beale (66)	Chief Executive Officer of the Company since February 2010 and President of the Company since October 2013; President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; Chief Executive Officer of Union Bank & Trust, the Company’s wholly owned bank subsidiary, since February 2010 and President of Union Bank & Trust since January 2016; President and Chief Executive Officer of Union Bank and Trust Company, a predecessor of Union Bank & Trust, from 1991 to 2004.
Robert M. Gorman (57)	Executive Vice President and Chief Financial Officer of the Company since joining the Company in July 2012; Senior Vice President and Director of Corporate Support Services in 2011, and Senior Vice President and Strategic Financial Officer from 2002 to 2011, of SunTrust Banks, Inc.
John C. Neal (66)	President of Union Bank & Trust from March 2010 until his retirement in December 2015; Executive Vice President of the Company from 2005 until his retirement in December 2015; Chief Banking Officer of the Company from 2005 to 2012; President and Chief Executive Officer of Union Bank and Trust Company from 2004 to March 2010; Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004; joined Union Bank and Trust Company in 1991 as a Vice President. Mr. Neal serves on the Board of Directors of the Federal Home Loan Bank of Atlanta.
D. Anthony Peay (56)	Executive Vice President of the Company since 2003; Chief Banking Officer of Union Bank & Trust since April 2012; Chief Financial Officer of the Company from 1994 to June 2012.
Elizabeth M. Bentley (55)	Executive Vice President of the Company since 2007; Chief Retail Officer of Union Bank & Trust since 2007; Senior Vice President of Union Bank & Trust from 2005 to 2007; Vice President of Union Bank & Trust from 2002 to 2005; joined the Company in 1998 as an Assistant Vice President.
M. Dean Brown (51)	Executive Vice President and Chief Information Officer & Head of Bank Operations since joining the Company in February 2015; Chief Information and Back Office Operations Officer of Intersections Inc. from 2012 to 2014; Chief Information Officer of Advance America from 2009 to 2012; Senior Vice President and General Manager of Revolution Money from 2007 to 2008; Executive Vice President, Chief Information Officer and Chief Operating Officer from 2006 to 2007, and Executive Vice President and Chief Information Officer from 2005 to 2007, of Upromise LLC.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 9, 2016, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table in the “Compensation Discussion and Analysis” section below, (c) persons known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, and (d) all the current directors and the executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors:
L. Bradford Armstrong	11,470	(8)	*
Glen C. Combs	44,594	(2)	*
Beverley E. Dalton	15,402		*
Gregory L. Fisher	14,056		*
Daniel I. Hansen	139,644		*
Jan S. Hoover	17,600		*
Patrick J. McCann	16,845	(2)	*
W. Tayloe Murphy, Jr.	158,538	(2)	*
Alan W. Myers	24,170	(2)	*
Thomas P. Rohman	5,078		*
Linda V. Schreiner	5,168		*
Raymond L. Slaughter	13,713	(9)	*
Raymond D. Smoot, Jr.	28,983		*
Charles W. Steger	12,813		*
Ronald L. Tillett	26,193		*
Keith L. Wampler	15,591	(10)	*
Named Executive Officers:
G. William Beale	196,492	(2)(3)	*
M. Dean Brown	15,652		*
Robert M. Gorman	21,676	(2)	*
John C. Neal	52,553	(4)	*
D. Anthony Peay	71,915	(2)(3)	*
Elizabeth M. Bentley	40,156	(3)	*
All current executive officers and directors as a group:
(21 persons)	895,749	(2)(3)(4)(8)(9)(10)	2.0%
5% Shareholders:
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,888,256	(5)	6.43%
Vaughan Nelson Investment Management L.P. 600 Travis Street, Suite 6300 Houston, Texas 77002	2,809,985	(6)	6.3%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,486,859	(7)	5.5%

(footnotes appear on following page)

(footnotes to table on previous page)

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days (“currently exercisable”).
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 49,792 shares; Mr. Combs, 9,777 shares; Mr. Gorman, 907 shares; Mr. McCann, 201 shares; Mr. Murphy, 2,772 shares; Mr. Myers, 1,000 shares; Mr. Peay, 13,691 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans as follows: Mr. Beale, 58,056 shares; Mr. Peay, 17,642 shares; Ms. Bentley, 16,838 shares.
(4)	Mr. Neal retired effective December 31, 2015 and is no longer an executive officer of the Company. Accordingly, his shares are not included in the aggregate amount of shares beneficially owned by the current executive officers and directors as a group.
(5)	This information is based on a Schedule 13G filed with the SEC on February 9, 2016, which reported sole voting power over 2,780,161 shares, sole dispositive power over 2,888,256 shares and shared dispositive power over 0 shares.
(6)	This information is based on a Schedule 13G filed with the SEC on February 11, 2016, which reported sole voting power over 2,021,975 shares, sole dispositive power over 2,559,000 shares and shared dispositive power over 250,985 shares.
(7)	This information is based on a Schedule 13G filed with the SEC on January 27, 2016, which reported sole voting power over 2,380,705 shares, sole dispositive power over 2,486,859 shares and shared dispositive power over 0 shares.
(8)	Includes 6,999 shares of phantom stock allocated to Mr. Armstrong’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(9)	Includes 11,738 shares of phantom stock allocated to Mr. Slaughter’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(10)	Includes 2,805 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the NEOs:

•	G. William Beale, President and Chief Executive Officer (“CEO”) of the Company
•	Robert M. Gorman, Executive Vice President and Chief Financial Officer (“CFO”) of the Company
•	John C. Neal, former Executive Vice President of the Company and former President, Union Bank & Trust (“Bank President”)
•	D. Anthony Peay, Executive Vice President of the Company and Chief Banking Officer, Union Bank & Trust (“CBO”)
•	Elizabeth M. Bentley, Executive Vice President of the Company and Chief Retail Officer, Union Bank & Trust (“CRO”)
•	M. Dean Brown, Executive Vice President of the Company and Chief Information Officer & Head of Banking Operations, Union Bank & Trust (“CIO”)

Mr. Neal retired and resigned as an officer of the Company effective December 31, 2015. Details regarding the letter agreement entered into between the Company and Mr. Neal are provided under the section titled “Executive Agreements.” In addition, Mr. Brown joined the Company as the CIO effective February 27, 2015 and is included as an NEO for the first time in 2015.

In this Compensation Discussion and Analysis, the Company’s executive officers, including the NEOs, are sometimes referred to as the “Executive Group.”

This section also informs shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, the Company provides additional information relating to executive and director compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.

At the 2015 annual meeting of the Company’s shareholders, the shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2015 proxy statement. Excluding abstentions and broker non-votes, the vote was 29,308,879 shares “For” (94.5% of the shares voted) and 1,702,451 shares “Against” (5.5% of the shares voted).

The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2015 annual meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs for 2015 and into 2016, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Executive Summary

The Company’s compensation programs are designed to link the compensation that its executive officers receive through the Company’s various incentive plans to its financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. The Company’s goal is to ensure that its compensation programs are competitive in attracting, motivating, and retaining high level executive talent, commensurate with its financial performance, and are aligned with the interests of its shareholders.

Each compensation element is generally targeted to the median of “market,” which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. The incentive programs are designed so that superior financial performance should result in pay higher than the Company’s peers while substandard financial performance should result in pay lower than its peers.

When setting goals and objectives under the various compensation programs, the Compensation Committee considers the overall corporate strategy and how the goals can enhance and support the strategy. In 2015, the Company began an aggressive three-year growth strategy grounded by the Company’s purpose, pillars and values. In addition, during 2015, the Company engaged all teammates in a cultural assessment to assist in driving the strategic plan by developing a high-performing, strategically aligned, customer-focused culture.

Below are some highlights of the Company’s financial and operational performance for 2015 in support of its strategic plan:

•	The Company continued steady progress toward growth objectives, as the largest community banking institution headquartered in Virginia, following the StellarOne Bank integration in 2014.
•	Enhanced focus on aligning the Company’s commercial, retail and wealth management teams to attract new customers and deepen existing customer relationships.
•	Lending teams continued strong loan production during the year with an annual increase of over 6% in total loans.
•	Seven branches (approximately 5% of current branch levels) were closed during 2015 following an in-depth analysis of branch efficiencies.
•	The mortgage business improved performance following several quarters of stabilization and restructuring.
•	The Company sold its credit card portfolio and entered into an outsourced partnership with a leading credit card issuer in an effort to provide consumers with a more competitive suite of products and services.
•	The Company has delivered value to shareholders in the form of total return above its selected compensation peer group.

25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
Annual Total Shareholder Return
2015
2014
2013
2012
2011
Union Bankshares Corporation
Peer Median

In addition, below are some highlights of the Company’s executive compensation programs for 2015:

•	Base salaries of the NEOs, excluding the CEO, were adjusted to ensure competitiveness with the median of market data of the selected compensation peer group.
•	Payments under the Management Incentive Plan (“MIP”), the Company’s short term incentive compensation plan, were made to the NEOs ranging from 21% to 37% of base salary. These payouts reflected (i) above target achievement of corporate goals related to non-performing assets and loan growth, and (ii) between threshold and target performance for goals associated with net income and net operating expense to average assets ratio.
•	Equity awards were made in the form of time-based restricted stock and performance share units under the Company’s long-term incentive program.
•	Previously granted performance share units with a performance measurement date of December 31, 2014 did not vest in 2015 because the relative Return on Assets and Return on Equity goals set for the awards were not achieved.
•	Additional equity awards were granted to executives based on the CEO’s recommendation in the form of time-based restricted stock to ensure retention and commitment through the 3-year strategic plan.

These actions are in addition to the other best practices embedded in the Company’s executive compensation programs that ensure that the Compensation Committee maintains effective governance and oversight of the programs. For example:

•	Claw-back provisions in the MIP allow the Company to recoup any excess incentive compensation paid to the NEOs under the MIP if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws.
•	The Company uses a structured, formulaic process for determining the amount of annual short term incentive cash compensation. However, the Compensation Committee retains the right to withhold or adjust awards as they deem appropriate.
•	Equity programs reward performance over a three or four-year time horizon.
•	Stock ownership guidelines align the interests of management with the interests of shareholders.
•	Performance share units deliver value to executives according to pre-determined financial metrics.
•	Annually, the Company’s Internal Audit Department evaluates the Company’s compensation plans as part of its enterprise risk management reviews. The Compensation Committee reviews the audit report as part of its effort to ensure the compensation plans do not encourage imprudent risk taking.
•	The Company uses the services of an independent compensation consultant.

Compensation Philosophy and Objectives

The Company’s “total compensation philosophy” related to executive compensation is to provide competitive, market-based total compensation programs that are aligned with the Company’s short and long-term business strategies, tied to Company performance, and supportive of the interests of its shareholders.

Within this framework, the Company observes the following principles:

•	Pay for performance: To reflect a balance between fixed and at-risk compensation, performance-based cash incentive programs are used for executives. Payouts under these programs vary with performance against both annual Company goals and individual objectives.

Executives are rewarded for achieving targeted performance against the Company’s operational and financial goals, as well as individual growth objectives, and are provided with an incentive to achieve greater results for greater rewards.
•	Reward long term growth and profitability: To provide rewards that encourage retention, promote performance and increase the level of at-risk compensation, executive officers are granted equity-based awards with vesting periods generally no less than 3 years. These awards are designed to reward executive officers for the critical execution and achievement of long term results.
•	Align compensation with shareholder interests: The interests of the Company’s executive officers are linked with those of its shareholders through the risks and rewards of the ownership of the Company’s common stock.
•	Attract and retain highly qualified executives: Executive officers have base salaries that are market competitive with the Company’s identified industry peer group and permit the Company to hire and retain high quality individuals at all levels. Several compensation programs include the use of long-term equity compensation to encourage retention. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.
•	Ensure proper governance practices: Policies and procedures around executive compensation programs are designed to prevent or mitigate excessive risk-taking by balancing short and long-term rewards. All performance-based plans maintain both threshold and maximum levels of payout as well as claw-back provisions. Program flexibility is also provided to respond to the changing dynamics within the banking industry.

Each compensation element is generally targeted to the median of the market, which is defined through the use of a select peer group and survey data that the Compensation Committee deems comparable. While compensation is targeted at the median, the programs and review process allow for adjustments for individual variances in tenure, skills and contributions.

Role of the Compensation Committee

The Compensation Committee follows its charter (which is on the Company’s website at http://investors.bankatunion.com) and met ten times during 2015. The principal duties of the Compensation Committee are to:

•	review and recommend to the Board of Directors for approval the compensation of the CEO and the other NEOs, taking into consideration the CEO’s compensation recommendations for them. The CEO does not deliberate in regard to his own pay and is not present during discussions concerning his pay;
•	provide continuous oversight of executive compensation plans and ensure they adhere to the Company’s overall compensation philosophy;
•	review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules;
•	approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate each executive’s performance against these goals and objectives;
•	recommend to the Board of Directors the compensation components for each member of the Executive Group; and
•	review and recommend to the Board of Directors the appropriate level and type of compensation for service by non-employee members of the Board and Board committees.

Compensation Consultants

During 2015, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, to provide comprehensive consulting services, including to:

•	provide information regarding base salary ranges and recommendations for executives;
•	review the Compensation Discussion and Analysis section of the proxy statement;
•	assist in developing goals for the short and long term incentive plans;
•	update the Compensation Committee about regulatory matters and trends;
•	assist with the development of 2015 executive compensation decisions; and
•	attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer has raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of their respective total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflicts of interest.

Compensation Benchmarking and Decisions

The Company conducts a benchmarking and peer group exercise annually with the Compensation Committee with assistance from Pearl Meyer. In August 2014 Pearl Meyer presented a review of the Company’s peer group that utilized as the primary criteria for inclusion publicly traded U.S. banks with assets as of the 1st quarter of 2014 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2015 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical locations, organizational structure and governance, numbers of employees, numbers of branch offices, and service offerings.

Following selection and approval by the Compensation Committee of the peer group the Company was positioned near the median of the group in terms of asset size. As a result, during 2015, the Compensation Committee compared the principal elements of total direct compensation against the peers listed below:

1st Source Corporation	MB Financial, Inc.
BancFirst Corporation	National Penn Bancshares, Inc.
BancorpSouth, Inc.	Old National Bancorp
Chemical Financial Corporation	Park National Corporation
F.N.B. Corporation	Pinnacle Financial Partners, Inc.
First Commonwealth Financial Corporation	Renasant Corporation
First Financial Bancorp.	S&T Bancorp, Inc.
First Financial Bankshares, Inc.	South State Corporation
First Midwest Bancorp, Inc.	Texas Capital Bancshares, Inc.
First Merchants Corporation	TowneBank
Heartland Financial USA, Inc.	Trustmark Corporation
Home BancShares, Inc.	United Bankshares, Inc.
IBERIABANK Corporation	WesBanco, Inc.
International Bancshares Corporation

In addition to the defined peer group, the Compensation Committee also considered the peers used by proxy advisory firms to ensure reasonable overlap.

As part of the annual benchmarking practice, the Compensation Committee reviewed relevant market and survey data and analyses provided by Pearl Meyer, its independent executive compensation advisor. The survey data used in this exercise primarily included national data from the following:

•	Pearl Meyer, 2014 National Banking Compensation Survey Report;
•	McLagan, 2014 Regional and Community Banks; and
•	Additional proprietary survey sources.

Executive positions were matched to the survey data based on job duties using the appropriate scope for asset size. In addition to reviewing the respective data, the Compensation Committee considered recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resource Officer in making decisions on compensation.

Compensation Risk Assessment

The Company’s Internal Audit Department annually evaluates compensation plans as part of its enterprise risk management reviews. The department reviews the performance metrics, approval mechanisms and related characteristics of selected Company compensation policies and programs to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates. To date, these reviews have found the Company’s compensation plans do not present undue risk. In addition, the Compensation Committee regularly reviews incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary and excessive risks that could threaten the value of the Company.

Elements of Compensation

Annually, the Compensation Committee evaluates the elements of executive compensation. For 2015, the principal components of compensation for members of the Executive Group were:

•	Base Salary: Paid to recognize the day-to-day duties and responsibilities of the Company’s executives.
•	Short Term Performance-Based Cash Incentive Opportunity: Consistent with competitive practices, the executives have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company’s corporate goals and the executive’s personal objectives.
•	Long Term Incentive Opportunity — Time-Based Restricted Stock and Performance-Based Awards: Executives who are critical to the Company’s long term success participate in long term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.

The following charts illustrate the targeted and actual mix of compensation for the CEO for 2015.

Incentive or variable compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he or she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short and long term incentive opportunities at the 50th percentile of the selected peer group market data, using prevailing industry practices as a guide. For 2015, targeted executive compensation levels were considered in-line with the respective market benchmarks at approximately 95% of the 50th percentile for all components.

Targeted Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	94.8%
Target Total Cash Compensation	94.7%
Target Total Direct Compensation	94.7%

The elements of compensation are described in detail below and are detailed in the Summary Compensation Table as well as in the other tables following this Compensation Discussion and Analysis.

Base Salary

In February 2015, the Compensation Committee met and, in accordance with its compensation philosophy and practices, approved base salaries for the NEOs, which were approved by the Board of Directors on February 26, 2015. In addition, in June 2015, the Compensation Committee met to review total compensation for Mr. Peay to assure retention and approved an additional increase to his base salary (retroactive to the date of the initial increase approved in February), which was also approved by the Board of Directors on June 25, 2015. As a result, the NEO base salaries effective March 1, 2015 were:

Name	2015 Base Salary	% Increase from 2014
G. William Beale	$679,021	0.0%
Robert M. Gorman	$352,600	2.5%
John C. Neal	$358,736	2.5%
D. Anthony Peay	$358,000	17.8%
Elizabeth M. Bentley	$269,586	2.5%
M. Dean Brown(1)	$310,000	n/a

(1)	Reflects initial base salary upon hire on February 27, 2015.

Short Term Incentive Compensation

The MIP, or Management Incentive Plan, is the Company’s short term incentive compensation plan. The MIP is an annual plan that begins each January 1, the first day of the Company’s fiscal year.

•	The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.
•	Award payouts range from 0% to 150% of the executives’ target opportunity based on achieving certain levels of performance.
•	Currently, the aggregated awards to the MIP participants may not exceed 2.8% of the Company’s annual net income unless the Compensation Committee decides otherwise.

The plan includes a claw-back provision, which states that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the participants shall reimburse the Company for any excess incentive payment that would otherwise not have been made had the Company’s financial performance been reported correctly.

In addition, unless the Compensation Committee determines otherwise, no awards will be paid under the MIP, regardless of performance against these measures, if (1) any regulatory agency issues a formal enforcement action, memorandum of understanding or other negative directive action where the Compensation Committee considers it imprudent to pay awards under the MIP, (2) after a review of the Company’s credit quality measures the Compensation Committee considers it imprudent to pay awards under the MIP, or (3) if the Company’s return on assets (calculated using the Company’s operating net income measure) is less than .90% for the year.

Taking into consideration the recommendations of Pearl Meyer, its independent compensation consultant, and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals. Except as noted in connection with Mr. Neal’s retirement, there were no changes to incentive award targets or goal weightings from 2014 to 2015.

Listed below are each NEO’s targeted percentages and weightings for the 2015 MIP:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
G. William Beale	50%	80%	20%
Robert M. Gorman	40%	80%	20%
John C. Neal(1)	30%	100%	0%
D. Anthony Peay	40%	80%	20%
Elizabeth M. Bentley	30%	80%	20%
M. Dean Brown	35%	60%	40%

(1)	Mr. Neal’s original goal weightings under the MIP were 60% corporate and 40% individual/divisional; however, due to his retirement in 2015 the Compensation Committee approved a change to his weighting to 100% corporate goals for 2015.

Corporate Goals

The largest portion of the NEOs’ MIP payouts is based on achievement of corporate performance measures. Target corporate performance is based upon the 2015 corporate budget.

The Compensation Committee reviewed and approved the 2015 corporate performance measures and weightings of the MIP taking into consideration quantitative data and making qualitative decisions regarding performance in light of events affecting the Company from an economic, regulatory, and operational perspective.

The corporate performance measures and their respective weightings as approved by the Compensation Committee are outlined below (dollars in thousands):

Corporate Performance Measure	Weighting	Threshold	Target	Superior
Net Income	40%	$68,700	$73,263	$77,183
Non-Performing Assets	15%	$51,700	$47,000	$42,300
Total Loans	25%	$5,517,796	$5,690,778	$5,861,396
Net Operating Expense/Average Assets	20%	2.06%	1.96%	1.86%
	100%

Individual Goals

The NEOs have a smaller portion of their MIP payouts based on individual goals. For each NEO, the CEO evaluates individual performance against the relevant individual goals, determines whether the NEO met his or her individual goals for the plan year, and provides the information to the Compensation Committee as needed to assist with recommendations and decisions.

In 2015, Mr. Beale’s individual goals under the MIP were based solely on the stabilization of Union Mortgage Group’s business.

Mr. Gorman’s individual goals for 2015 were based on a combination of efficiency ratio, net interest margin and stock price performance against select regional banking peers.

Mr. Peay’s individual goals for 2015 were based on consolidated commercial net income, consolidated commercial loan growth and a personal development plan.

Ms. Bentley’s individual goals for 2015 were based on low cost deposit growth, retail loan growth, controllable non-interest expense and salary expenses, and new home equity line of credit accounts.

Mr. Brown’s individual goals for 2015 primarily centered around his ability to develop a strategic plan for the technology and operations functions of the Company and to assume responsibility for the project management office.

In light of Mr. Neal’s retirement at the end of 2015, the Compensation Committee approved, and stipulated in the letter agreement with Mr. Neal, that payment of any MIP award to him for 2015 would be based solely on achievement of the specified MIP corporate goals.

Award Payouts

Payouts were made to the NEOs under the 2015 MIP based on their achievement of both corporate and individual goals, as applicable. The Compensation Committee has discretion under the MIP to increase award payouts when performance exceeds expectations or decrease or eliminate award payouts if performance is below expectations; however, the Compensation Committee did not make any such adjustments for the NEOs under the MIP for 2015. Also, under the MIP the Compensation Committee may consider the presence or absence of nonrecurring or extraordinary items of income, gain, expense or loss before determining payout amounts. For the 2015 plan year the Compensation Committee approved adjustments for these types of items as described below.

The portion of payouts under the 2015 MIP that were based on performance against corporate measures were based on actual corporate results assessed against threshold, target and superior performance levels as described above. Payouts for performance between threshold and superior were calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance. The following table shows the Company’s performance against each corporate goal and the resulting payout percentage (dollars in thousands):

Corporate Performance Measure	Weighting	Actual Results(1)		Achievement %	Payout %
Net Income	40%	$69,388	Between Threshold & Target	95%	24%
Non-Performing Assets	15%	$36,360	Above Superior	129%	150%
Total Loans	25%	$5,697,462	Between Target & Superior	100%	102%
Net Operating Expense/Average Assets	20%	2.01%	Between Threshold & Target	98%	55%
	100%				68%

(1)	Actual results for the net income measure were adjusted to account for extraordinary items during 2015, including branch closure costs, sale of the credit card portfolio, gains on the sale of securities, and adjustments associated with OREO sales and valuations. These net income adjustments resulted in an increase in the payout for this measure from 0% to 24% and an overall payout change from 59% to 68%. The non-performing assets measure was adjusted for OREO valuations; however, that adjustment did not result in any change to the payout percentages.

With respect to individual/divisional goals, payouts under the 2015 MIP were based on performance against both qualitative and quantitative goals. The following table describes the respective NEO’s achievement against his or her individual/divisional goals under the MIP for 2015 and the payout percentage, in each case as approved by the Compensation Committee with respect to each NEO:

Name	Actual Results	Payout %
G. William Beale	Achieved targeted results for Union Mortgage Group, Inc. through the development of a strategic plan, and stabilization leading to near break-even operating income, and improved operational efficiencies.	100%
Robert M. Gorman	Efficiency ratio slightly above threshold, net interest margin between target and superior performance, and superior stock price performance against select regional banking peers.	115%
John C. Neal	n/a	n/a
D. Anthony Peay	Slightly below target consolidated commercial net income, superior performance under consolidated commercial loan growth and targeted performance under his personal development plan.	112%
Elizabeth M. Bentley	Superior performance against low cost deposit growth and new home equity line of credit accounts, between target and superior performance associated with the controllable non-interest expense and salary expenses measure, and no payout associated with retail loan growth due to below threshold performance.	102%
M. Dean Brown	Payout between target and superior for development of strategic plan, talent assessment, and restructuring of the technology and operations functions of the Company and superior performance for assuming responsibility for the project management office.	123%

In early 2016, the Compensation Committee and the Company’s Board of Directors approved the following payouts to the NEOs under the MIP for 2015:

Name	Payout	% of Base Salary
G. William Beale	$253,730	37%
Robert M. Gorman	$109,653	31%
John C. Neal	$73,632	21%
D. Anthony Peay	$110,562	31%
Elizabeth M. Bentley	$60,689	23%
M. Dean Brown	$97,922	32%

Long Term Incentive Compensation

Long term incentive compensation is provided to members of the Executive Group to reward the executives for the critical execution and achievement of long term results and to align their interests with those of the Company’s shareholders. The Compensation Committee approves long term incentive compensation awards annually, usually at its February meeting. The Compensation Committee does not time the approval of awards based on information, either positive or negative, about the Company that has not been publicly disseminated.

In making long term incentive compensation determinations, the Compensation Committee considers, in its discretion, the following:

•	the Company’s performance relative to peers;
•	industry-specific survey results;
•	the data and opinions offered by Pearl Meyer, the Compensation Committee’s independent compensation consultant;
•	the Company’s earnings, growth, and risk management practices and results; and
•	in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient.

The Company maintains stock ownership guidelines to support the objective of increasing the amount of Company common stock owned by NEOs to further align the interests of management with the interests of shareholders, and to ensure that the NEOs have a significant stake in the organization’s long term success.

Stock Incentive Plans

As of December 31, 2015, the Company had outstanding equity awards to NEOs that had been granted under the following Stock Incentive Plans:

2003 Stock Incentive Plan (“2003 SIP”).  One of the Company’s former equity compensation plans used for granting stock awards to eligible employees of the Company and its subsidiaries in the form of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The 2003 SIP terminated on June 30, 2013, and no awards were made after that date. Awards made prior to the 2003 SIP’s termination date, and outstanding on that date, remain valid in accordance with their terms.

Stock and Incentive Plan (“UBC SIP”).  The Company’s current equity compensation plan is the UBC SIP, previously known as the 2011 Stock Incentive Plan (“2011 SIP”). The UBC SIP was originally adopted by the Board of Directors and approved by the shareholders in 2011 but was amended and restated by the Board of Directors on January 29, 2015 and became effective April 21, 2015, when approved by the Company’s shareholders. The UBC SIP makes available up to 2,500,000 shares of the Company’s common stock for granting stock awards in the form of stock options, restricted stock, restricted stock units, stock awards, performance share units and performance cash awards to eligible employees and non-employee directors of the Company and its subsidiaries. The Compensation Committee administers the UBC SIP and has discretion with respect to determining whether, when, and to whom awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule. As of December 31, 2015, there were 1,865,589 shares remaining in the UBC SIP for specific grants and awards.

2015 Long Term Incentive Plan

The Compensation Committee believes that long term incentive compensation should be balanced between retention and performance incentives and therefore a combination of restricted stock awards and performance share units are used. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements reduces the risk profile of the awards while ensuring that executives are focused on shareholder value and the long term success of the Company. The 2015 Long Term Incentive Plan (“LTIP”) had two components weighted as follows:

•	50% of the executive’s target long term incentive value was awarded as a restricted stock award vesting at 50% on the third anniversary and 50% on the fourth anniversary of the date of the grant; and
•	50% of the executive’s target long term incentive value was awarded as performance share units.

The number of shares and units was calculated using the per share closing price of the Company’s common stock on the NASDAQ market on the grant date approved by the Board of Directors.

Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period. In 2015, the Compensation Committee reviewed the measure that had been used since 2010 under prior LTIP programs, which consisted of a comparison of the relative return on equity and return on assets of the Company versus an index of U.S. banks traded on major exchanges over a three-year performance period. The U.S. banks included in this index were compiled by Pearl Meyer for the Compensation Committee’s review and approval and range from 50% to 200% of the Company’s asset size. The Committee made the decision in 2015 to implement a measure that was more aligned with the Company’s current business strategy and shareholder interests and as a result changed the measure to relative total shareholder return (“TSR”) versus the total shareholder return of banks comprising the KBW Regional Banking Index. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards.

In addition, in the case of performance share units, each award is subject to clawback to the Company as may be required by applicable law, SEC or NASDAQ rule or regulation. In addition, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Compensation Committee in its sole discretion may require the surrender of a portion or all of the shares received in payment of the performance share units. The Company has the right to modify future long-term incentive awards should repayment not occur.

2015 Long Term Incentive Plan Awards

As part of the 2015 LTIP, on February 18, 2015, the Compensation Committee approved and recommended to the Board of Directors, which in turn approved on February 26, 2015, awards of restricted stock to the NEOs under the 2011 SIP. Then, following its analysis of the long-term incentive performance measure, the Compensation Committee later approved on April 14, 2015, and recommended to the Board of Directors, which in turn approved on April 21, 2015, awards of performance share units with a grant date of April 24, 2015 under the UBC SIP. The chart below shows the 2015 restricted stock and performance share unit awards:

Name	Restricted Stock	Performance Share Opportunity(1)
G. William Beale	7,716	7,783
Robert M. Gorman	3,205	3,233
John C. Neal	2,446	2,467
D. Anthony Peay	2,833	2,857
Elizabeth M. Bentley	1,838	1,854
M. Dean Brown	n/a	n/a

(1)	The performance share opportunity is presented as the target number of performance share units.

As a new hire, Mr. Brown was not eligible to participate in the Company’s 2015 LTIP. He will become eligible to participate in the Company’s 2016 Long-Term Incentive Plan. However, in connection with his offer of employment with the Company he was awarded a restricted stock grant on March 27, 2015 of 4,000 shares with a 4 year vesting period.

Other Long-Term Incentive Awards

During 2015, to assure the retention of Mr. Peay, management recommended to the Compensation Committee and on June 25, 2015 the Compensation Committee approved and recommended to the Board of Directors, which in turn approved, an additional restricted stock award to Mr. Peay of 6,078 shares under the UBC SIP with a 3 year vesting period.

In addition, during 2015, the Compensation Committee and the Company’s Board of Directors, in an effort to encourage the retention and commitment of key positions needed to assist the Company through the three-year strategic plan, upon the recommendation of the CEO, approved on December 3, 2015 and December 10, 2015, respectively, restricted stock awards to members of the Executive Group as set forth in the chart below. The awards were issued under the UBC SIP and have vesting periods of three or four years.

Name	Restricted Stock
Robert M. Gorman	5,758
D. Anthony Peay	3,839
Elizabeth M. Bentley	3,839
M. Dean Brown	8,445

Stock Ownership Guidelines

The Company’s stock ownership guidelines, as adopted in 2013, were developed based on a review of competitive market practice as conducted by Pearl Meyer, the independent executive compensation advisor to the Compensation Committee. The stock ownership guidelines establish stock ownership levels for the NEOs as follows:

Participant	Value of Shares Owned
Chief Executive Officer	3x Base Salary
Bank President and Chief Banking Officer	2x Base Salary
Other Named Executive Officers	1x Base Salary

The guidelines state that each executive should achieve the designated level of stock ownership within five years. For the CEO and the other current NEOs other than Mr. Brown, the five-year period began January 1, 2013; for a new NEO, such as Mr. Brown, the five-year period will begin on January 1 of the year following his or her date of hire or identification as an NEO.

Each NEO’s stock ownership level is reviewed annually by the Company and the Compensation Committee. As of the April 2015 review, all current NEOs with the exception of Mr. Gorman had met their respective stock ownership levels. Mr. Gorman is in compliance with the stock ownership guidelines and is expected to achieve his recommended stock ownership level by January 31, 2018, within the five-year period prescribed by the guidelines. Prior to meeting the guidelines, Mr. Gorman is required to retain 50% of the shares received as a result of vesting or exercise of awards granted under the Company’s equity compensation plans. As a new NEO, Mr. Brown’s five year period to achieve his designated stock ownership level will begin on January 1, 2016.

Executive Agreements

The Company has entered into both employment agreements and management continuity agreements (or change-in-control agreements) with all of the NEOs with the exception of Mr. Brown who is only covered under a management continuity agreement. For Messrs. Beale, Peay, and Neal, these agreements were amended and restated in 2006; and further amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. Ms. Bentley’s agreements are dated as of October 24, 2011. Mr. Gorman’s agreements are dated as of July 17, 2012; Mr. Gorman’s management continuity agreement was amended and restated as of December 7, 2012 to remove his ability to receive severance payments and other benefits following a voluntary termination of his employment for any reason during a 45-day period beginning on the one year anniversary date of the change in control transaction. Mr. Brown is covered under a management continuity agreement which was entered into on February 10, 2015. These agreements are described in more detail below.

Employment Agreements

G. William Beale.  As of December 31, 2008, to effectuate compliance with Section 409A, the Company entered into an amended and restated employment agreement with G. William Beale pursuant to which the Company agrees to employ Mr. Beale as President and Chief Executive Officer. The agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company.

Mr. Beale’s agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the agreement, and on each day thereafter, the term of the agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Mr. Beale’s base salary and the recommendations of the Compensation Committee are reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable short and long term incentive compensation plans adopted on an annual basis by the Compensation Committee and approved by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the agreement, then certain restrictions imposed by the agreement shall not apply after he ceases to be employed by the Company.

The agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement.

Robert M. Gorman.  The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012; this agreement contains substantially similar terms as and is modeled after Mr. Beale’s employment agreement. Mr. Gorman’s agreement has an initial term of two and-a-half years, and will be automatically renewed annually for an additional calendar year upon the expiration of the initial term unless the Company gives notice that the employment term will not be extended. Mr. Gorman’s employment agreement will terminate in the event there is a change in control of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

D. Anthony Peay.  The Company also entered into an amended and restated employment agreement with Mr. Peay as of December 31, 2008, again to effectuate compliance with Section 409A; this agreement contains substantially similar terms as and is modeled after Mr. Beale’s employment agreement. Mr. Peay’s agreement supersedes and replaces the employment agreement entered into by Mr. Peay in 2006. The agreement has an initial term of two years, and, similar to Mr. Beale’s agreement, is renewed automatically for an additional day during the term unless the Company gives notice that the employment term will not be extended. Similar to Mr. Beale’s agreement, the agreement with Mr. Peay will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity

Agreement between Mr. Peay and the Company will become effective and any termination benefit will be determined and paid solely pursuant to that agreement.

Elizabeth M. Bentley.  The Company entered into an employment agreement with Ms. Bentley effective as of October 24, 2011; this agreement contains substantially similar terms as and is modeled after Mr. Beale’s employment agreement. Ms. Bentley’s employment agreement will terminate in the event there is a change in control of the Company, at which time her Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

John C. Neal.  On September 28, 2015, the Company entered into a letter agreement with Mr. Neal regarding his agreement to retire and resign as an officer of the Company on December 31, 2015. Per the terms of the letter agreement, his Amended and Restated Employment Agreement entered into as of May 1, 2006 and amended as of December 31, 2008 expired as of his retirement date. In addition, per the letter agreement, the Amended and Restated Management Continuity Agreement between Mr. Neal and the Company, as of October 23, 2003 and amended as of December 31, 2008, terminated on Mr. Neal’s retirement date. Mr. Beale assumed the title of President of the Bank following Mr. Neal’s retirement.

The letter agreement with Mr. Neal details the terms of his retirement benefits including, but not limited to:

•	All stock options and restricted share awards granted to Mr. Neal that are unvested as of the Retirement Date will accelerate and vest on the Retirement Date.
•	The performance share awards granted to Mr. Neal as the performance-based component of the Company’s 2013, 2014 and 2015 Long-Term Incentive Award Programs will vest as determined by the performance formulas set forth in the applicable award agreements, provided that Mr. Neal will be entitled to receive only pro rata portions of the awards for the performance periods that have not expired as of the Retirement Date.
•	Mr. Neal will receive any cash payments due under the terms of the Company’s 2015 Management Incentive Plan that are payable on or before March 15, 2016 based on the achievement of the corporate goals set forth in such plan.
•	Mr. Neal’s split dollar life insurance agreements entered into pursuant to the Company’s Split Dollar Life Insurance Plan will remain in full force and effect until the death benefit is paid to his beneficiaries under such agreements.

Also, pursuant to the agreement and effective immediately after his retirement date, Mr. Neal will serve as an independent consultant to the Company until December 31, 2017 (the “Consulting Period”). Mr. Neal will provide consulting and advisory services as needed by the Company on the following terms:

•	During the Consulting Period, Mr. Neal will receive, as compensation for the consulting services, monthly payments of $29,895.00 and the Company will provide medical, life, vision and dental insurance benefits on terms no less favorable than what he would be entitled to under retiree insurance plans of the Company as in effect on the Retirement Date. The Company will also reimburse Mr. Neal’s reasonable business expenses and provide him with office access.
•	During the Consulting Period, Mr. Neal will continue to be subject to the non-competition, non-solicitation and confidentiality covenants currently applicable to him.

The letter agreement with Mr. Neal also includes the following provisions relating to termination:

•	The Company may terminate the letter agreement at any time for “cause” (as defined in the letter agreement) by written notice to Mr. Neal and will have no further obligations to Mr. Neal under it.

•	The Company may terminate the letter agreement at any time other than for “cause”. Under such circumstances, Mr. Neal will be entitled to receive the monthly cash payments and other benefits described above for the duration of the Consulting Period as if the letter agreement was not terminated.
•	Mr. Neal may terminate the letter agreement for any reason by written notice to the Company. Under such circumstances, Mr. Neal will be entitled to receive any compensation due but not yet paid as of the date of his termination notice. The Company will otherwise have no further obligations to Mr. Neal under the letter agreement.

Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Gorman, Peay, Brown and Ms. Bentley that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Gorman, Peay, Brown and Ms. Bentley for a term of three years after the date of a change in control (as defined in the respective management continuity agreements). According to certain provisions, these Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control.

If the employment of any of these five executives is terminated during the three years other than for cause or disability (as defined in the respective management continuity agreements), or if any of them should terminate employment because a material term of his agreement is breached by the Company, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination; for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, his highest annual bonus paid or payable for the two most recently completed years, and any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, he will also continue to be covered under all health and dental plans, disability plans, life insurance plans and all other welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination. Similarly, for each of Messrs. Gorman, Peay, and Brown and Ms. Bentley, the lump sum cash payment will be equal to 2.00 times the sum of his or her respective base salary, his or her highest annual bonus paid or payable for the two most recently completed years, and any of his or her pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Messrs. Gorman, Peay, and Brown and Ms. Bentley will also continue to be covered under all health and dental plans, disability plans, life insurance plans and all other welfare benefit plans of the Company in which the executive or his or her dependents were participating immediately prior to the date of termination. The management continuity agreements for Messrs. Beale and Peay and Ms. Bentley contain a tax gross-up provision if any parachute payment is in excess of IRS limits.

Potential Post-Employment Payments

Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the Potential Payments Upon Termination or Change In Control table.

Executive Perquisites

The Company provides limited perquisites to members of its Executive Group. The Company provides to Mr. Beale an automobile, which is used primarily for business purposes, and covers the automobile’s related expenses; Mr. Beale’s membership dues for the Farmington Country Club in Charlottesville, Virginia and The Commonwealth Club in Richmond, Virginia are also paid by the Company. The Company pays the rent for an apartment for Mr. Beale in Richmond, and Mr. Beale pays all other costs associated with this apartment, such as utilities, insurance, and furnishings.

Messrs. Peay, Neal and Ms. Bentley received monthly car allowances up until January 2015, March 2015, and January 2015, respectively, at which times they were provided with company-owned vehicles for business use. Mr. Neal’s membership dues for the Fredericksburg Country Club are also paid by the Company. All members of the Executive Group currently have mobile devices, which are used for business purposes and are paid for by the Company (in accordance with the Company’s cell phone policy). In addition, as part of his offer of employment, Mr. Brown received relocation assistance benefits in 2015.

Other Benefits and Agreements

All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long term disability plans, and life insurance. All members of the Executive Group are also participants in the Employee Stock Ownership Plan sponsored by the Company.

In addition, the Company has a 401(k) profit sharing plan. All members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest pro-ratably and are fully vested after each plan participant has completed five years of service.

The Company and certain members of the Executive Group are parties to split dollar life insurance agreements or bank owned life insurance (“BOLI”) agreements. Generally, under each split dollar or BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his or her beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his or her estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

The Company has entered into BOLI agreements with certain NEOs on four occasions, in 2000, 2005, 2013 and 2015. The following table outlines the respective death benefit for each such executive’s designated beneficiary or estate.

Name	2000	2005	2013	2015
G. William Beale	3x annual compensation	$100,000	$100,000	$100,000
Robert M. Gorman	n/a	n/a	$100,000	$100,000
John C. Neal	3x annual compensation	$100,000	$100,000	n/a
D. Anthony Peay	3x annual compensation	$100,000	$100,000	n/a
Elizabeth M. Bentley	n/a	$100,000	$100,000	$100,000
M. Dean Brown	n/a	n/a	n/a	n/a

Executive Compensation in 2016

In August 2015, the Compensation Committee began an executive compensation review with data and analyses provided by Pearl Meyer, its independent executive compensation advisor. The purpose of the review was to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2016. The review indicated that overall targeted total direct compensation for the Company’s executives is competitive, but actual annual compensation trails the market:

Compensation Levels Relative to Peer Group

Element	Percent of Median
Base Salaries	99%
Actual Total Cash Compensation	79%
Target Total Cash Compensation	93%
Target Total Direct Compensation	88%

Following the review, the Compensation Committee approved new targets under the annual incentive plans for 2016 as follows:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting
G. William Beale	70%	80%	20%
Robert M. Gorman	50%	80%	20%
D. Anthony Peay	45%	80%	20%
Elizabeth M. Bentley	40%	80%	20%
M. Dean Brown	45%	60%	40%

In February 2016, the Compensation Committee met and approved new base salaries for the NEOs. The new NEO base salaries were approved by the Board of Directors on February 25, 2016 as follows:

Name	2016 Base Salary	2016 Base Salary
G. William Beale	$700,000	3%
Robert M. Gorman	$363,178	3%
D. Anthony Peay	$368,740	3%
Elizabeth M. Bentley	$277,674	3%
M. Dean Brown	$322,400	4%

Also in 2015, at the recommendation of management, the Compensation Committee approved and recommended to the Board of Directors, which in turn approved on December 10, 2015, the Union Bankshares Corporation Executive Severance Plan. The new plan is effective as of January 1, 2016 and covers key management positions, including but not limited to the Company’s executive management positions, identified by the Chief Executive Officer and approved by the Compensation Committee (all positions covered by the plan being referred to as “executives” in the plan and in this section). The intent of the plan is to provide severance benefits to persons in such positions to the extent they are not already covered under an employment or other form of agreement which entitles him or her to separation pay if his/her employment is involuntarily terminated.

Post-termination benefits for the executives under the plan consist of:

•	a lump sum payment equal to the executive’s annual base salary at the time of termination, plus an amount equal to the executive’s annual incentive bonus paid or payable to the executive for the prior year pro-rated for the then-current calendar year through the termination date;
•	a lump sum payment equal to twelve (12) times the Company-paid monthly subsidy for group health and dental plans;
•	outplacement services for twelve (12) months provided in accordance with Company guidelines; and
•	any earned but unpaid obligations under any other benefit plan of the Company.

Executives must execute and not revoke a release of claims and non-solicitation agreement with the Company in the form provided by the Company in order to receive severance pay under the plan. An executive who is a party to another agreement with the Company which provides severance or severance type benefits upon termination of employment may not receive severance pay under the plan. Currently, no NEO other than M. Dean Brown would be able to receive severance pay under the plan because each is party to other agreements with the Company providing severance type benefits. In addition, no benefits under the plan will be paid to the extent such benefits are duplicative of benefits under other plans or agreements with the Company.

The Company, with the approval of its Board of Directors (or the Compensation Committee of the Board of Directors, in accordance with the Company’s Bylaws), has the right to amend, modify or terminate the plan at any time if it determines that it is necessary or desirable to do so.

In addition to the above changes, the Company also amended its 401(k) profit sharing plan in 2015; the changes were effective as of January 1, 2016. Beginning in 2016, the Company’s discretionary matching contributions will vest at 100% upon two years of active service (1,000 or more hours worked per calendar year). All unvested balances will accelerate vest on January 1, 2016 according to the new 2-year vesting schedule.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the members of the Compensation Committee,

Ronald L. Tillett, Chairman
Glen C. Combs
Linda V. Schreiner
Charles W. Steger

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the NEOs.

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation (MIP)(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
G. William Beale(5) President and Chief Executive Officer, Union Bankshares Corporation	2015	679,021	—	339,499	—	253,730	4,403	109,253	1,385,906
	2014	679,021	—	339,493	—	120,094	—	79,922	1,218,530
	2013	477,142	—	240,124	—	101,145	17,815	66,949	903,175
Robert M. Gorman(6) EVP/Chief Financial Officer, Union Bankshares Corporation	2015	351,167	—	291,018	—	109,653	—	31,353	783,191
	2014	344,000	—	137,578	—	79,289	—	24,312	585,179
	2013	253,333	17,000	142,000	—	52,729	—	7,023	472,085
John C. Neal EVP, Union Bankshares Corporation/President, Union Bank & Trust	2015	357,277	—	107,617	—	73,632	—	219,998	758,524
	2014	349,986	—	105,004	—	54,104	—	43,680	552,774
	2013	295,637	10,000	89,257	—	47,133	—	43,498	485,525
D. Anthony Peay EVP, Union Bankshares Corporation/Chief Banking Officer, Union Bank & Trust	2015	348,997	—	374,648	—	110,562	—	44,070	878,277
	2014	303,983	—	121,594	—	49,727	—	30,078	505,382
	2013	272,806	12,000	109,840	—	56,647	—	28,455	479,748
Elizabeth M. Bentley EVP, Union Bankshares Corporation/Chief Retail Officer, Union Bank & Trust	2015	268,491	—	180,878	—	60,689	—	37,028	547,085
	2014	263,011	—	78,905	—	39,916	—	21,077	402,909
	2013	234,227	12,000	71,045	—	44,081	—	22,137	383,490
M. Dean Brown EVP/Chief Information Officer & Head of Operations, Union Bankshares Corporation	2015	259,625	—	309,072	—	97,922	—	40,538	707,157
	2014	—	—	—	—	—	—	—	—
	2013	—	—	—	—	—	—	—	—

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Stock awards consist of both restricted and performance-based awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. Restricted awards vest over periods ranging from one to four years. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2015 Form 10-K note 14 “Employee Benefits and Share Based Compensation” of the notes to the consolidated financial statements.
(2)	Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Board of Directors. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board of Directors for approval.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided in a separate table below.
(5)	$80,035 of Mr. Beale’s and $16,239 of Mr. Neal’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Brown joined the Company on February 27, 2015.

2015 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends on Restricted Stock Awards(1) ($)	Other Plan Payments(2) ($)	BOLI Income ($)	Other Benefits(3) ($)	Total ($)
G. William Beale	19,566	10,600	13,152	28,539	8,505	28,891	109,253
Robert M. Gorman	—	10,600	6,997	13,577	179	—	31,353
John C. Neal	—	9,796	4,380	21,700	4,220	179,902	219,998
D. Anthony Peay	—	10,600	7,382	20,992	1,466	3,630	44,070
Elizabeth M. Bentley	—	6,316	3,366	20,004	239	7,103	37,028
M. Dean Brown	—	9,817	2,120	—	—	28,601	40,538

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	Represents a bonus available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided is available to all eligible employees who were employed at that time and who continue to be employed by the Company or its subsidiaries. The bonus is currently determined as 2% of base salary or commissions for only those employees. Also included in this amount are contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals.
(3)	Represents private and country club membership dues, use of Company-owned car and car allowances, and use of a Company-leased apartment. For Mr. Neal this column also includes the value of the restricted shares that vested as of his retirement date of December 31, 2015. For Mr. Brown this column includes relocation benefits paid to him in 2015.

Stock Option Grants and Stock Awards in 2015

The Grants of Plan-Based Awards in 2015 table and the Outstanding Equity Awards at Fiscal Year End 2015 table provide information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards. The awards made to each NEO are also included in the Summary Compensation Table and represent a portion of the long term incentive compensation available to the executive for the period January 2015 through December 2017.

The following table provides information with regard to the stock awards granted during 2015 (and reported as Stock Awards in the Summary Compensation Table) and the annual cash incentive compensation award opportunity for 2015 for the NEOs.

GRANTS OF PLAN-BASED AWARDS IN 2015

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. William Beale	N/A	N/A	33,951	339,511	509,266	—	—	—	—	—	—	—
	2/26/2015	2/26/2015	—	—	—	—	—	—	7,716	—	—	169,752
	4/24/2015	4/21/2015	—	—	—	778	7,783	15,566	—	—	—	169,747
Robert M. Gorman	N/A	N/A	14,104	141,040	211,560	—	—	—	—	—	—	—
	2/26/2015	2/26/2015	—	—	—	—	—	—	3,205	—	—	70,510
	4/24/2015	4/21/2015	—	—	—	323	3,233	6,466	—	—	—	70,512
	12/10/2015	12/10/2015	—	—	—	—	—	—	5,758	—	—	149,996
John C. Neal	N/A	N/A	10,762	107,621	161,431	—	—	—	—	—	—	—
	2/26/2015	2/26/2015	—	—	—	—	—	—	2,446	—	—	53,812
	4/24/2015	4/21/2015	—	—	—	247	2,467	4,934	—	—	—	53,805
D. Anthony Peay	N/A	N/A	14,320	143,200	214,800	—	—	—	—	—	—	—
	2/26/2015	2/26/2015	—	—	—	—	—	—	2,833	—	—	62,326
	4/24/2015	4/21/2015	—	—	—	286	2,857	5,714	—	—	—	62,311
	7/31/2015	6/25/2015	—	—	—	—	—	—	6,078	—	—	150,005
	12/10/2015	12/10/2015	—	—	—	—	—	—	3,839	—	—	100,006
Elizabeth M. Bentley	N/A	N/A	8,088	80,876	121,314	—	—	—	—	—	—	—
	2/26/2015	2/26/2015	—	—	—	—	—	—	1,838	—	—	40,436
	4/24/2015	4/21/2015	—	—	—	185	1,854	3,708	—	—	—	40,436
	12/10/2015	12/10/2015	—	—	—	—	—	—	3,839	—	—	100,006
M. Dean Brown	N/A	N/A	10,850	108,500	162,750	—	—	—	—	—	—	—
	3/27/2015	2/18/2015	—	—	—	—	—	—	4,000	—	—	89,080
	12/10/2015	12/10/2015	—	—	—	—	—	—	8,445	—	—	219,992

(1)	Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2015 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations, subject to the aggregate plan cap of 2.8% of the Company’s net income for 2015.
(2)	Reflects performance-based stock unit awards. The awards vest based on the achievement of TSR compared to companies comprising the KBW Regional Banking Index at the end of the performance period. The performance period began January 1, 2015, and continues through December 31, 2017. Vesting of the performance share unit awards can range from a threshold of 10% (for relative TSR equal to the 25th percentile of the peer banks) to a target of 100% (for relative TSR equal to 50th percentile of the peer banks) to a maximum of 200% (for relative TSR equal to 100th percentile). Vesting for performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile of the peer banks will result in no vesting of the performance share unit awards. Any stock units earned will be paid during the first 2½ months of 2018.
(3)	Reflects time-based restricted stock awards.
(4)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date per share fair value for both the restricted and performance-based awards was based on the per share closing price of the Company’s common stock on the grant date. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Restricted awards have vesting periods between one and four years from the date of grant. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2015 Form 10-K note 14 “Employee Benefits and Share Based Compensation” of the notes to the consolidated financial statements.

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at December 31, 2015 for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
G. William Beale	4/28/2010	18,400			16.45	4/28/2020
	4/26/2011	19,746	4,936		12.11	4/26/2021
	2/23/2012	14,933	9,954		14.40	2/23/2022
	2/28/2013						6,615	166,963
	2/27/2014						6,712	169,411
	2/26/2015						7,716	194,752
	1/1/2013 – 12/31/2015								6,615	166,963
	1/1/2014 – 12/31/2016								6,712	169,411
	1/1/2015 – 12/31/2017								7,783	196,443
Robert M. Gorman	2/1/2013						2,262	57,093	—	—
	2/28/2013						2,810	70,924	—	—
	2/27/2014						2,720	68,653	—	—
	2/26/2015						3,205	80,894
	12/10/2015						5,758	145,332
	1/1/2013 – 12/31/2015								2,810	70,924
	1/1/2014 – 12/31/2016								2,720	68,653
	1/1/2015 – 12/31/2017								3,233	81,601
John C. Neal(4)	4/26/2011	7,760	1,940		12.11	4/26/2021
	2/23/2012	—	3,700		14.40	2/23/2022
	2/28/2013						2,459	62,065
	2/27/2014						2,076	52,398
	2/26/2015						2,446	61,737
	1/1/2013 – 12/31/2015								2,459	62,065
	1/1/2014 – 12/31/2016								2,076	52,398
	1/1/2015 – 12/31/2017								2,467	62,267
D. Anthony Peay	4/28/2010	8,535			16.45	4/28/2020
	4/26/2011		2,220		12.11	4/26/2021
	2/23/2012	6,831	4,552		14.40	2/23/2022
	2/28/2013						3,026	76,376
	2/27/2014						2,404	60,677
	2/26/2015						2,833	71,505
	7/31/2015						6,078	153,409
	12/10/2015						3,839	96,896
	1/1/2013 – 12/31/2015								3,026	76,376
	1/1/2014 – 12/31/2016								2,404	60,677
	1/1/2015 – 12/31/2017								2,857	72,111
Elizabeth M. Bentley	2/23/2006	750			31.57	2/23/2016
	4/28/2010	5,099			16.45	4/28/2020
	4/26/2011	5,924	1,480		12.11	4/26/2021
	2/23/2012	4,362	2,906		14.40	2/23/2022
	2/28/2013						1,957	49,395
	2/27/2014						1,560	39,374
	2/26/2015						1,838	46,391
	12/10/2015						3,839	96,896
	1/1/2013 – 12/31/2015								1,957	49,395
	1/1/2014 – 12/31/2016								1,560	39,374
	1/1/2015 – 12/31/2017								1,854	46,795
M. Dean Brown	3/27/2015						4,000	100,960
	12/10/2015						8,445	213,152

(1)	Each of the incentive stock option awards vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of such agreement.
(2)	This column represents restricted stock awards. Restricted awards vest ratably over one to four years from date of grant.

(3)	This column represents performance share unit awards. The performance-based shares received by an NEO are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a three-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for such three-year periods.
(4)	In accordance with Mr. Neal’s award agreements, all outstanding restricted stock and option awards vested fully upon his retirement date of December 31, 2015. In addition, all options will expire one year from his retirement date. However, for purposes of this table any outstanding awards as of that date are still shown as outstanding.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 31, 2015 ($25.24).

Stock Option Exercises and Stock Vested in 2015

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
G. William Beale	—	—	—	—	—	—
Robert M. Gorman	—	—	—	—	—	—
John C. Neal	13,011	141,308	—	—	—	—
D. Anthony Peay	8,880	109,586	—	—	—	—
Elizabeth M. Bentley	—	—	—	—	—	—
M. Dean Brown	—	—	—	—	—	—

The value realized upon exercise, as set forth in the above table, was determined as the difference between the market price of the Company’s common stock at the time of exercise and the exercise price of the stock options multiplied by the number of shares acquired on exercise. Mr. Neal’s value realized upon exercise was determined using a market price of $26.44 on exercise prices of $16.45 and $14.40. Mr. Peay’s value realized upon exercise was determined using a market price of $24.45 on an exercise price of $12.11. There were no vestings of restricted stock awards or performance shares for any NEOs in 2015.

Deferred Compensation Plans

In 1985, the then Union Bank and Trust Company, a predecessor of Union Bank & Trust, the Company’s wholly owned bank subsidiary, offered its directors the option to participate in a deferred supplemental compensation program. Certain directors entered into agreements with Union Bank and Trust Company to participate in this program. To participate in the program, a director must have elected to forego the director’s fees that would otherwise have been payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank & Trust, a substantial portion of the benefits payable under the agreements is funded by key person life insurance owned by the Bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter the Bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied toward the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the Bank’s Board of Directors and was the Bank’s President; subsequently, the Bank has paid the premium necessary to continue the subject life insurance policy in effect. While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Each supplemental compensation agreement provides that the director will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, the Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for the Bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. On October 20, 2014, Mr. Beale’s agreement was amended to allow him to defer commencement of his distributions, subject to the requirements of Section 409A. The Company’s other participating directors receive or will receive from the Bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,368; and Mr. Hansen, $22,299. As of December 31, 2015, the Company had accrued approximately $4.1 million to cover its obligations under all of the supplemental compensation agreements with current and former directors and executive officers who participate in the director deferred compensation plan.

The Company also offers a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which executives and directors may elect annually to defer compensation paid to them by the Company. Messrs. Beale, Neal and Ms. Bentley have elected to participate in this nonqualified deferred compensation plan.

The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

The following table summarizes the nonqualified deferred compensation for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION FOR 2015

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
G. William Beale	80,035	—	11,469	—	1,014,374
Robert M. Gorman	—	—	—	—	—
John C. Neal	16,239	—	(1,977)	—	165,924
D. Anthony Peay	—	—	—	—	—
Elizabeth M. Bentley	—	—	(667)	—	41,358
M. Dean Brown	—	—	—	—	—

(1)	These amounts are included as 2015 All Other Compensation and 2014 Non-equity Incentive Plan Compensation for each NEO in the Summary Compensation Table.
(2)	Of the amounts disclosed in this column, the following amounts were previously reported as compensation to the NEO in a Summary Compensation Table prior to 2015: Beale — $632,563, Neal — $98,625 and Bentley — $28,754.

Retirement Plans

The Company does not participate in a defined benefit retirement plan; however, the Company does have a defined contribution plan for all eligible employees, including the members of the Executive Group. This plan is known formally as the Union Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each NEO participant is fully vested in his or her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after five years.

In addition, as stated previously, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. Because Mr. Beale serves as a director and is the President and Chief Executive Officer of the Company, the following table provides information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him. No other NEO participates in a pension plan or similar plan that is tied to a retirement age.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. William Beale	Deferred Supplemental Compensation Program	26	171,507	—

Mr. Beale has been credited with 26 years of service and having reached his Normal Retirement Age in 2014 is eligible to receive benefits; however, as stated above, Mr. Beale has elected to defer receipt of his benefit, subject to the requirements of Section 409A. Age 66 has been used for purposes of calculating the present value of accumulated benefit.

Post-employment Compensation

As discussed in the Compensation Discussion and Analysis above, Messrs. Beale, Gorman, Peay, Neal, Brown and Ms. Bentley have each entered into an employment agreement and/or a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. In addition, Mr. Brown is eligible to receive benefits under the Executive Severance Plan should his employment be terminated involuntarily under a non change in control scenario. The following table provides the estimated potential payments that would be due to each of the executives under certain termination scenarios, if termination had occurred as of December 31, 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits(1)
G. William Beale	Post-Termination Compensation	$1,611,772	$3,042,655	$339,511	$—
	Early vesting of Restricted Stock	531,125	531,125	531,125	531,125
	Health care benefits continuation	23,832	40,762	—	11,018
	Early vesting of Performance Stock	532,816	532,816	532,816	532,816
	Early vesting of Stock Options	172,711	172,711	172,711	172,711
	Tax Gross-up	—	2,322,315	—	—
	Total Value	$2,872,257	$6,642,385	$1,576,163	$1,247,671
Robert M. Gorman	Post-Termination Compensation	$814,853	$1,034,159	$176,300	$—
	Early vesting of Restricted Stock	422,896	422,896	422,896	422,896
	Health care benefits continuation	16,441	35,554	—	16,441
	Early vesting of Performance Stock	221,178	221,178	221,178	221,178
	Early vesting of Stock Options	—	—	—	—
	Tax Gross-up	—	—	—	—
	Total Value	$1,475,368	$1,713,787	$820,374	$660,515
John C. Neal	Post-Termination Compensation	$791,104	$938,368	$179,368	$—
	Early vesting of Restricted Stock	176,200	176,200	176,200	176,200
	Health care benefits continuation	24,784	26,524	—	11,999
	Early vesting of Performance Stock	176,730	176,730	176,730	176,730
	Early vesting of Stock Options	65,580	65,580	65,580	65,580
	Tax Gross-up	—	642,376	—	—
	Total Value	$1,234,400	$2,025,780	$597,879	$430,510
D. Anthony Peay	Post-Termination Compensation	$826,562	$1,047,686	$179,000	$—
	Early vesting of Restricted Stock	458,863	458,863	458,863	458,863
	Health care benefits continuation	24,802	28,145	—	11,801
	Early vesting of Performance Stock	209,164	209,164	209,164	209,164
	Early vesting of Stock Options	78,492	78,492	78,492	78,492
	Tax Gross-up	—	927,435	—	—
	Total Value	$1,597,883	$2,749,785	$925,519	$758,320
Elizabeth M. Bentley	Post-Termination Compensation	$599,861	$721,239	134,793	—
	Early vesting of Restricted Stock	232,057	232,057	232,057	232,057
	Health care benefits continuation	16,969	18,571	—	8,109
	Early vesting of Performance Stock	135,564	135,564	135,564	135,564
	Early vesting of Stock Options	50,933	50,933	50,933	50,933
	Tax Gross-up	—	558,392	—	—
	Total Value	$1,035,384	$1,716,756	$553,347	$426,663
M. Dean Brown	Post-Termination Compensation	$310,000	$913,766	$—	$—
	Early vesting of Restricted Stock	314,112	314,112	314,112	314,112
	Health care benefits continuation	6,624	36,588	—	—
	Early vesting of Performance Stock	—	—	—	—
	Early vesting of Stock Options	—	—	—	—
	Tax Gross-up	—	—	—	—
	Total Value	$630,736	$1,264,466	$314,112	$314,112

(1)	In addition to the amounts shown above, each of the NEOs would be eligible upon disability to receive a maximum annual long-term disability benefit of $45,000 under the Union Bankshares Corporation Long Term Disability Plan.

DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on the director’s competence and integrity to serve as a director, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

The charter of the Company’s Audit Committee requires that the Audit Committee approve all transactions between the Company or any of its affiliates involving a director or executive officer for any potential conflict of interest. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Company’s wholly owned bank subsidiary, Union Bank & Trust, or Union Mortgage Group, Inc. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2015 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Union Bank & Trust to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, directors, certain executive officers, and beneficial owners of greater than 10% of the Company’s common stock are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, insiders of the Company complied with all SEC filing requirements during 2015 with the following exceptions: (i) a Section 16 (Form 4) report reflecting open market purchases by Ronald L. Hicks on March 20, 2015 was not filed until March 25, 2015, approximately one business day after the filing deadline; (ii) a Section 16 (Form 4) report reflecting a forfeiture of certain restricted stock awards pursuant to a separation from service by Rex A. Hockemeyer on April 30, 2015 was not filed until May 6, 2015, approximately two days after the filing deadline; and (iii) a Section 16 (Form 5) report reflecting 1,000 shares held by Alan W. Myers’s spouse that were inadvertently omitted from his prior reports was filed on February 26, 2016.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2017 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 23, 2016. To be considered for presentation at the 2017 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s Bylaws and must be received by the Company on or before February 21, 2017. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You may notify the Company by sending a written request to the Company’s Corporate Secretary, Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

Annual Report on Form 10-K.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2015 Annual Report on Form 10-K are available at: http://www.edocumentview.com/UBSH. You may also obtain a copy of the Company’s 2015 Annual Report on Form 10-K (without exhibits), without charge, by sending a written request to: Rachael R. Lape, Corporate Secretary, Union Bankshares Corporation, 1051 E. Cary Street, Suite 1200, Richmond, Virginia 23219. The Company will provide copies of the exhibits to the 2015 Annual Report on Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary.

DIRECTIONS TO THE BOAR’S HEAD
200 Ednam Drive
Charlottesville, VA 22903
(434) 296-2181

From Washington, DC & Points North:
Take I-95 South to VA-20 South to 250 West.
Take 250 West Bypass, and at the intersection of Route 29 South stay on Route 250 West Bypass (Lynchburg, Staunton, Richmond).
Travel to the third exit, Route 250 West.
At the traffic light, turn left onto Route 250 West and drive for one mile.
Turn left onto Ednam Drive at the third stoplight. The entrance to the resort will be on your left.
Follow signs to guest registration (main lobby front desk).

From Richmond/Virginia Beach/Norfolk, Virginia & West Virginia:

•	From RIC International Airport: Make a right on S Airport Drive, take the ramp toward Richmond 1-64 West/1-295/US-60 (continued below)
•	From Virginia Beach: I-264 West/VA to US-13/Military Hwy Exit 15/14/13 toward I-64 West/Richmond (continued below)
•	From Norfolk, VA: 168/Tidewater Drive to merge onto I-64 West toward Naval Base/Terminal Blvd. (continued below)

Follow I-64 West to Exit 118B, which will put you on the Route 29 North/250 Bypass.
Take the second exit off the Bypass (marked 250 West/Ivy Road).
(Sign for UVA Information Center is also at this exit.)
At stop light off exit, turn left onto 250 West (Ivy Road).
The Boar’s Head entrance is one mile down 250 West on the left: turn left at the fourth stop light onto
Ednam Drive. Follow signs to guest registration (main lobby front desk).

From Roanoke/Scranton, VA: Interstate 81
Follow I-81 (North or South) to Exit 221 (Staunton).
Take I-64 East to Charlottesville, driving approximately 40 miles.
Take Exit 118B onto the Route 29 North/250 Bypass.
Take the second exit off the Bypass (marked 250 West/Ivy Road).
(Sign for UVA Information Center is also at this exit.)
At stop light off exit, turn left onto 250 West (Ivy Road).
The Boar’s Head entrance is one mile down 250 West on the left: turn left at the fourth stop light onto
Ednam Drive. Follow signs to guest registration (main lobby front desk).

From North Carolina: Route 29 (North-Bound)
Follow Route 29 North to Charlottesville.
Take the US-250 BUS E/US-250 West exit toward Waynesboro/Charlottesville, and turn left onto US-BUS W.
The Boar’s Head entrance is one mile down 250 West on the left: turn left at the fourth stop light onto Ednam Drive. Follow signs to guest registration (main lobby front desk).

000004

IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 3, 2016.

Vote by Internet

- Go to **www.envisionreports.com/UBSH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Union Bankshares Corporation (the “Company”) recommends a vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4. The proposals are as follows:

Nominee	For	Withhold
01 - L. Bradford Armstrong	☐	☐
02 - Glen C. Combs	☐	☐
03 - Daniel I. Hansen	☐	☐
04 - Jan S. Hoover	☐	☐
05 - W. Tayloe Murphy, Jr.	☐	☐

Nominee	For	Withhold
01 - Raymond L. Slaughter	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 2 7 3 5 7 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2016 Annual Meeting Admission Ticket

2016 Annual Meeting of
Shareholders of Union Bankshares Corporation

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Union Bankshares Corporation

Notice of 2016 Annual Meeting of Shareholders of Union Bankshares Corporation

Proxy Solicited by Board of Directors for Annual Meeting to be held May 3, 2016

G. William Beale and Rachael R. Lape, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present, at the Annual Meeting of Shareholders of Union Bankshares Corporation to be held on May 3, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and 2 and FOR Proposals 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.